UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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PG&E Corporation
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PG&E Corporation and Pacific Gas and Electric Company Joint Notice of 2006 Annual Meetings • Joint Proxy Statement

March 14, 2006

To the Shareholders of PG&E Corporation and Pacific Gas and Electric Company:

You are cordially invited to attend the 10th annual meeting of PG&E Corporation and the 100th annual meeting of Pacific Gas and Electric Company. The meetings will be held concurrently on Wednesday, April 19, 2006, at 10:00 a.m., at the San Ramon Valley Conference Center, 3301 Crow Canyon Road,
San Ramon, California.

The accompanying Joint Proxy Statement contains information about matters to be considered at both the PG&E Corporation and Pacific Gas and Electric Company annual meetings. At the annual meetings, PG&E Corporation and Pacific Gas and Electric Company shareholders will be asked to vote on the election of directors and ratification of the appointment of the independent registered public accounting firm for 2006 for each company. The Boards of Directors and management of PG&E Corporation and Pacific Gas and Electric Company recommend that you vote "FOR" the nominees for directors and the ratification of the appointment of Deloitte & Touche LLP as each company's independent registered public accounting firm for 2006, as set forth in the Joint Proxy Statement.

PG&E Corporation shareholders also will be asked to vote on the proposals submitted by individual PG&E Corporation shareholders described in the Joint Proxy Statement. For the reasons stated in the Joint Proxy Statement, the PG&E Corporation Board of Directors and management recommend that PG&E Corporation shareholders vote "AGAINST" these proposals.

Your vote on the business at the annual meetings is important. For your convenience, we offer you the option of submitting your proxy and voting instructions over the Internet, by telephone, or by mail. Whether or not you plan to attend, please vote as soon as possible so that your shares can be represented at the annual meetings.

Sincerely,

Peter A. Darbee
Chairman of the Board, Chief Executive Officer,
and President of PG&E Corporation
Chairman of the Board of
Pacific Gas and Electric Company

Table of Contents

Joint Notice of Annual Meetings of Shareholders
Joint Proxy Statement		1
Questions and Answers		1
Corporate Governance Guidelines		7
Item No. 1:	Election of Directors	14
Information Regarding the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company		17
Item No. 2:	Ratification of Appointment of the Independent Registered Public Accounting Firm	27
Information Regarding the Independent Registered Public Accounting Firm for PG&E Corporation and Pacific Gas and Electric Company		28
Item Nos. 3 and 4:	PG&E Corporation Shareholder Proposals (To Be Voted on by PG&E Corporation Shareholders Only)	30
Executive Compensation		33
Report of the Audit Committees		44
Other Information		45

Joint Notice of Annual Meetings of Shareholders
of PG&E Corporation and Pacific Gas and Electric Company

March 14, 2006

To the Shareholders of PG&E Corporation and Pacific Gas and Electric Company:

The annual meetings of shareholders of PG&E Corporation and Pacific Gas and Electric Company will be held concurrently on Wednesday, April 19, 2006, at 10:00 a.m., at the San Ramon Valley Conference Center, 3301 Crow Canyon Road, San Ramon, California, for the purpose of considering the following matters:

1.
For PG&E Corporation and Pacific Gas and Electric Company shareholders, to elect the following 9 and 10 directors, respectively, to each Board for the ensuing year:

David R. Andrews Leslie S. Biller David A. Coulter C. Lee Cox	Peter A. Darbee Maryellen C. Herringer Thomas B. King*	Mary S. Metz Barbara L. Rambo Barry Lawson Williams

          * Thomas B. King is a nominee for director of Pacific Gas and Electric Company only.

2.
For PG&E Corporation and Pacific Gas and Electric Company shareholders, to ratify each Audit Committee's appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2006 for PG&E Corporation and Pacific Gas and Electric Company,

3.
For PG&E Corporation shareholders only, to act upon proposals submitted by PG&E Corporation shareholders and described on pages 30 through 32 of the Joint Proxy Statement, and

4.
For PG&E Corporation and Pacific Gas and Electric Company shareholders, to transact any other business that may properly come before the meetings and any adjournments or postponements of the meetings.

The Boards of Directors have set the close of business on February 21, 2006, as the record date for determining which shareholders are entitled to receive notice of and to vote at the annual meetings.

By Order of the Boards of Directors of
PG&E Corporation and Pacific Gas and Electric Company,

Linda Y.H. Cheng
Vice President, Corporate Governance and Corporate Secretary
PG&E Corporation and
Pacific Gas and Electric Company

PG&E Corporation and Pacific Gas and Electric Company

Joint Proxy Statement

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company (Boards) are soliciting proxies for use at the companies' annual meetings of shareholders, including any adjournments or postponements.

This Joint Proxy Statement describes certain matters that management expects will be voted on at the annual meetings, gives you information about PG&E Corporation and Pacific Gas and Electric Company and their respective Boards and management, and provides general information about the voting process and attendance at the annual meetings.

A Joint Proxy Statement and a proxy card were sent to anyone who owned shares of common stock of PG&E Corporation and/or shares of preferred stock of Pacific Gas and Electric Company at the close of business on February 21, 2006. This date is the record date set by the Boards to determine which shareholders may vote at the annual meetings.

The Joint Proxy Statement and proxy cards, together with the PG&E Corporation and Pacific Gas and Electric Company 2005 annual report to shareholders, were mailed to shareholders beginning on or about March 14, 2006.

Questions and Answers

When and where will the annual meetings be held?

The annual meetings will be held concurrently on Wednesday, April 19, 2006, at 10:00 a.m., at the San Ramon Valley Conference Center, 3301 Crow Canyon Road, San Ramon, California.

The San Ramon Valley Conference Center is located in San Ramon right off Interstate 680, approximately 35 miles east of San Francisco. From Highway 680, take the Crow Canyon Road exit, go east on Crow Canyon Road past Camino Ramon, and turn right into the Conference Center parking lot.

How do I vote?

You can attend and vote at the annual meetings, or the proxyholders will vote your shares as you indicate on your proxy. There are three ways to submit your proxy:

1.
Over the Internet at http://www.proxyvoting.com/pcg,
2.
By telephone by calling toll-free 1-866-540-5760, and
3.
By completing your proxy card and mailing it in the enclosed postage-paid envelope.

If you submit your proxy over the Internet or by telephone, your vote must be received by 11:59 p.m., Eastern time, on Tuesday, April 18, 2006. These Internet and telephone voting procedures comply with California law.

If you submit your proxy by mail, your vote must be received by 10:00 a.m., Pacific time, on Wednesday, April 19, 2006.

What am I voting on and what are the Board's voting recommendations?

PG&E Corporation shareholders will be voting on the following items:

Item No.	Description	Board's Voting Recommendation
1	Election of Directors	For all nominees
2	Ratification of Appointment of the Independent Registered Public Accounting Firm	For this proposal
3-4	Shareholder Proposals	Against these proposals

Pacific Gas and Electric Company shareholders will be voting on the following items:

Item No.	Description	Board's Voting Recommendation
1	Election of Directors	For all nominees
2	Ratification of Appointment of the Independent Registered Public Accounting Firm	For this proposal

What vote is required to approve each item?

To elect directors:

The 9 nominees for director of PG&E Corporation and the 10 nominees for director of Pacific Gas and Electric Company receiving the greatest number of votes will be elected. Votes against a nominee or votes withheld will have no legal effect.

To approve other items described in the Joint Proxy Statement:

For each proposal, a majority of the shares represented and voting on the proposal must approve the proposal. The approval votes also must be greater than 25 percent of the shares entitled to vote. Abstentions will have the same effect as a vote against a proposal. Broker non-votes (see definition below) will not be considered in determining whether or not a proposal is approved.

What is a broker non-vote?

If you hold your shares indirectly through a broker, bank, trustee, nominee, or other third party, that party is the registered holder of your shares and submits the proxy to vote your shares. You are the beneficial owner of the shares and typically you will be asked to provide the registered holder with instructions as to how you want your shares to be voted.

Broker non-votes occur when brokers or nominees have voted on some of the matters to be acted on at a meeting, but do not vote on certain other matters because, under the rules of the New York Stock Exchange, they are not allowed to vote on those other matters without instructions from the beneficial owners of the shares. Broker non-votes are counted when determining whether the necessary quorum of shareholders is present or represented at each annual meeting.

Will shareholders be asked to vote on matters other than those described in the Joint Proxy Statement?

Shareholders will be asked to vote on matters described in this Joint Proxy Statement. Shareholders also may be asked to vote on certain administrative matters, as permitted by law. The companies did not receive timely advance written notice of any other matters that will be introduced at the annual meetings.

What shares are included on my proxy card?

For PG&E Corporation registered shareholders, the shares included on your proxy card represent all the shares of PG&E Corporation common stock in your account as of February 21, 2006, including shares in the Investor Services Program for Shareholders of PG&E Corporation. For Pacific Gas and Electric Company registered shareholders, the shares included on your proxy card represent all the shares of Pacific Gas and Electric Company preferred stock in your account as of February 21, 2006.

If you are a registered shareholder of both PG&E Corporation common stock and Pacific Gas and Electric Company preferred stock, you will receive a separate proxy card for each company. If you receive more than one proxy card for either company, it means that your shares are held in more than one account. You should vote the shares on all your proxy cards. If you would like to consolidate your accounts, please contact our transfer agent, Mellon Investor Services LLC, toll-free at 1-800-719-9056.

How many copies of the Joint Proxy Statement and annual report will I receive?

If you are a registered shareholder of PG&E Corporation common stock and/or Pacific Gas and Electric Company preferred stock, you will receive one Joint Proxy Statement and one annual report to shareholders for each account.

If you are a beneficial owner of PG&E Corporation common stock and/or Pacific Gas and Electric Company preferred stock and receive your proxy materials through ADP Investor Communication Services (ADP), and there are multiple beneficial owners at the same address, you may receive fewer Joint Proxy Statements and annual reports than the number of beneficial owners at that address. Securities and Exchange Commission rules permit ADP to deliver only one Joint Proxy Statement and annual report to multiple beneficial owners sharing an address, unless we receive contrary instructions from any beneficial owner at that same address.

If you receive your proxy materials through ADP and (1) you wish to receive a separate copy of this Joint Proxy Statement and the 2005 annual report to shareholders, or any future proxy statement or annual report, or (2) you share an address with other beneficial owners who also receive their proxy materials through ADP and wish to request delivery of a single copy of annual reports or proxy statements to the shared address, please contact the office of the Corporate Secretary of PG&E Corporation or Pacific Gas and Electric Company, as appropriate, at One Market, Spear Tower, Suite 2400, San Francisco, CA 94105, or call 1-415-267-7070.

What if I return my proxy but I do not specify how I want my shares voted?

The PG&E Corporation proxyholders will vote those shares "For" Items 1 and 2, and "Against" Items 3 and 4. The Pacific Gas and Electric Company proxyholders will vote those shares "For" Items 1 and 2.

What if I do not submit my proxy?

Your shares will not be voted if you do not provide a proxy or vote at the annual meetings.

Can I change my proxy vote?

Yes. You can change your proxy vote or revoke your proxy any time before it is exercised by (1) returning a signed proxy card with a later date, (2) entering a new vote over the Internet or by telephone, (3) notifying the Corporate Secretary in writing, or (4) submitting a written ballot at the meetings.

Is my vote confidential?

Yes. PG&E Corporation and Pacific Gas and Electric Company each have adopted a confidential voting policy under which shareholder votes are revealed only to a non-employee proxy tabulator or an independent inspector of election, except (1) as necessary to meet legal requirements, (2) in a dispute regarding authenticity of proxies and ballots, (3) in the event of a proxy contest if the other party does not agree to comply with the confidential voting policy, and (4) where disclosure may be necessary for either company to assert or defend claims.

Who will count the votes?

Mellon Investor Services LLC will act as the proxy tabulators and the inspectors of election for the 2006 annual meetings. Mellon Investor Services LLC is independent of PG&E Corporation and Pacific Gas and Electric Company and the companies' respective directors, officers, and employees.

How many shares are eligible to vote at the annual meetings?

On February 21, 2006, there were 345,322,321 shares of PG&E Corporation common stock, without par value, outstanding and entitled to vote. Each share is entitled to one vote.

On February 21, 2006, there were 10,319,782 shares of Pacific Gas and Electric Company preferred stock, $25 par value, and 279,624,823 shares of Pacific Gas and Electric Company common stock, $5 par value, outstanding and entitled to vote. Each share is entitled to one vote.

May I attend the annual meetings?

All shareholders of record as of the close of business on February 21, 2006, may attend the annual meetings of PG&E Corporation and Pacific Gas and Electric Company. You must have an admission ticket to attend the annual meetings. Also, shareholders will be asked to present valid photo identification, such as a driver's license or passport, before being admitted to the meetings.

If you are a registered shareholder, you will receive an admission ticket along with your proxy card. Please bring the admission ticket to the meetings. If a broker, bank, trustee, nominee, or other third party holds your shares, please inform that party that you plan to attend the annual meetings and ask for a legal proxy. Bring the legal proxy to the shareholder registration area when you arrive at the meetings and we will issue an admission ticket to you. If you cannot get a legal proxy in time, we will issue you an admission ticket if you bring a copy of your brokerage or bank account statement showing that you owned PG&E Corporation or Pacific Gas and Electric Company stock as of February 21, 2006.

Cameras, tape recorders, and other electronic recording devices will not be allowed in the meetings, other than for PG&E Corporation and Pacific Gas and Electric Company purposes. No items will be allowed into the meetings that might pose a safety or security risk.

Real-time captioning services and assistive listening devices will be available at the meetings. Please contact an usher if you wish to be seated in the real-time captioning section or if you need an assistive listening device.

May I bring a guest to the annual meetings?

Each registered shareholder or beneficial owner may bring up to a total of three of the following individuals to the annual meetings: (1) a spouse or domestic partner, (2) legal proxies, (3) qualified representatives presenting the shareholder's proposal, or (4) financial or legal advisors.

Shareholders must notify the Corporate Secretary of the appropriate company in advance if they intend to bring any legal proxy, qualified representative, or advisor to the annual meeting. The notice must include the name and address of the legal proxy, representative, or advisor, and must be received at the principal executive office of the appropriate company by 5:00 p.m., Pacific time, on April 12, 2006, in order to allow enough time for issuance and delivery of additional admission tickets. We recommend that shareholders send their notice by a method that allows them to determine when the notice was received at the principal executive office of the appropriate company.

How will the annual meetings be conducted?

The Chairman of PG&E Corporation and Pacific Gas and Electric Company has the authority necessary to preside over the meetings and to make any and all determinations regarding the conduct of the meetings.

All items of business described in this Joint Proxy Statement will be deemed presented at the annual meetings.

For each shareholder proposal, a qualified representative will have an opportunity to discuss that item. Shareholders will have an opportunity to raise other comments and questions regarding that proposal.

There also will be a general question and answer period. Questions and comments should pertain to corporate performance, items for consideration at the meeting, or other matters of interest to shareholders generally. The meeting is not a forum to present general economic, political, or other views that are not directly related to the business of PG&E Corporation or Pacific Gas and Electric Company.

Shareholders will be recognized on a rotating basis. If you wish to speak, please raise your hand and wait to be recognized. When you are called upon, please direct your questions and comments to the company officer chairing the meetings. Each person called upon during the meetings will have a maximum of three minutes on any one question or comment.

How do PG&E Corporation and Pacific Gas and Electric Company select nominees for director?

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company each select nominees based on recommendations received from the PG&E Corporation Nominating, Compensation, and Governance Committee. The Committee's recommendations are based upon a review of the qualifications of Board candidates, and consultation with the PG&E Corporation Chairman of the Board or the Pacific Gas and Electric Company Chairman of the Board, as applicable, and the PG&E Corporation Chief Executive Officer.

The Committee receives recommendations for director nominees from a variety of sources, including shareholders, management, and Board members. The Committee reviews all recommended candidates at the same time and uses the same review criteria for all candidates.

What are the qualifications for director?

Board members should be qualified, dedicated, ethical, and highly regarded individuals who have experience relevant to the company's operations and understand the complexities of that company's business environment. The Nominating, Compensation, and Governance Committee reviews the appropriate skills and characteristics required of Board members in the context of the current composition of each company's Board, and submits its recommendations to the applicable Board for review and approval.

In conducting this review, the Nominating, Compensation, and Governance Committee considers the requirements for director independence contained in each company's Corporate Governance Guidelines, as well as diversity, age, skills, and any other factors that it deems appropriate, given the current needs of the Board and that company.

May I recommend someone for PG&E Corporation and Pacific Gas and Electric Company to consider as a director nominee?

Shareholders may recommend a person to be a director of PG&E Corporation or Pacific Gas and Electric Company, as applicable, by writing to that company's Corporate Secretary. Each recommendation must include:

1.
A brief description of the candidate,

2.
The candidate's name, age, business address, and residence address,

3.
The candidate's principal occupation and the class and number of shares of the company's stock owned by the candidate, and

4.
Any other information that would be required under the rules of the Securities and Exchange Commission in a proxy statement listing the candidate as a nominee for director.

Recommended candidates may be required to provide additional information.

May I nominate someone to be a director during the annual meetings?

If you would like to nominate an individual for director of either PG&E Corporation or Pacific Gas and Electric Company during the annual meetings, you must provide timely and proper advance written notice of the nomination in the manner described in the Bylaws of the appropriate company.

While you should consult the Bylaws for specific requirements, your notice generally should include:

1.
A brief description of your nomination,

2.
Your name and address, as they appear in the company's records,

3.
The class and number of shares of the company's stock that you own,

4.
Any material interest you may have in the nomination,

5.
The nominee's name, age, business address, and residence address,

6.
The nominee's principal occupation and the class and number of shares of the company's stock owned by the nominee, and

7.
Any other information that would be required under the rules of the Securities and Exchange Commission in a proxy statement listing the nominee as a candidate for director.

Advance notices of director nominations that shareholders wish to bring before the 2007 annual meetings of PG&E Corporation or Pacific Gas and Electric Company must be received at the principal executive office of the appropriate company no later than 5:00 p.m., Pacific time, on January 26, 2007. If you wish to submit a nomination for a director candidate, we recommend that you use a method that allows you to determine when the nomination was received at the principal executive office of the appropriate company.

For a copy of either company's Bylaws, send a written request to that company's Corporate Secretary.

Where can I obtain information about the PG&E Corporation or Pacific Gas and Electric Company Corporate Governance Guidelines and Code of Conduct?

The Corporate Governance Guidelines for PG&E Corporation and Pacific Gas and Electric Company are included in this Joint Proxy Statement on pages 7 through 13.

The following documents are available in the Corporate Governance section of PG&E Corporation's website, www.pgecorp.com, or Pacific Gas and Electric Company's website, www.pge.com:

•
PG&E Corporation's and Pacific Gas and Electric Company's codes of conduct and ethics that apply to each company's directors and employees, including executive officers,

•
PG&E Corporation's and Pacific Gas and Electric Company's Corporate Governance Guidelines, and

•
Charters of key Board committees, including charters for the companies' Audit Committees and the PG&E Corporation Nominating, Compensation, and Governance Committee.

Shareholders also may obtain print copies of these documents by sending a written request to the Corporate Secretary of the appropriate company.

When are shareholder proposals due for the 2007 annual meetings?

If you would like to submit a proposal to be included in either company's proxy statement for the 2007 annual meetings, the company's Corporate Secretary must receive your proposal by 5:00 p.m., Pacific time, on November 14, 2006.

If you would like to introduce any other business at either company's 2007 annual meeting, you must provide timely and proper advance written notice of the matter in the manner described in the Bylaws of the appropriate company. For a copy of either company's Bylaws, send a written request to that company's Corporate Secretary.

For any other business that shareholders wish to bring before the 2007 annual meetings of PG&E Corporation or Pacific Gas and Electric Company, advance notices of that business must be received at the principal executive office of the appropriate company no later than 5:00 p.m., Pacific time, on January 26, 2007. However, if the 2007 annual meeting of either company is scheduled on a date that differs by more than 30 days from the anniversary date of the 2006 annual meetings, the shareholder's advance notice will be timely if it is received no later than the tenth day after the date on which that company publicly discloses the date of its 2007 annual meeting.

If you wish to submit a shareholder proposal or advance notice of other business to be brought before the 2007 annual meetings, we recommend that you use a method that allows you to determine when the shareholder proposal or advance notice of other business was received at the principal executive office of the appropriate company.

How much did this proxy solicitation cost?

PG&E Corporation and Pacific Gas and Electric Company hired D.F. King & Co., Inc. to assist in the distribution of proxy materials and solicitation of votes. The estimated fee is $11,500 plus reasonable out-of-pocket expenses. In addition, PG&E Corporation and Pacific Gas and Electric Company will reimburse brokerage houses and other custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses for forwarding proxy and solicitation material to shareholders.

What is the address of the principal executive office of PG&E Corporation or Pacific Gas and Electric Company?

PG&E Corporation
One Market, Spear Tower, Suite 2400
San Francisco, CA 94105

Pacific Gas and Electric Company
77 Beale Street, 32nd Floor
San Francisco, CA 94105

How do I contact the directors or officers of PG&E Corporation or Pacific Gas and Electric Company?

Correspondence to the PG&E Corporation and Pacific Gas and Electric Company Boards of Directors or any individual directors (including the non-employee directors as a whole, or the Chair of the PG&E Corporation Nominating, Compensation, and Governance Committee, who serves as lead director) or officers should be sent in care of the Corporate Secretary to the principal executive office of the company. Correspondence addressed to either company's Board of Directors as a body, or to all of the directors in their entirety, will be sent to the Chair of the Nominating, Compensation, and Governance Committee. The Corporate Secretary will regularly provide each Board with a summary of all such shareholder communications that the Corporate Secretary receives on behalf of that Board. A majority of the independent members of the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company have approved this process for shareholders to send communications to the Boards of Directors.

Your vote is important.

If you are not executing and submitting your proxy and voting instructions over the Internet or by telephone, please mark, sign, date, and mail the enclosed proxy card as soon as possible.

Corporate Governance Guidelines

December 15, 2004

         Corporate Governance Commitment

PG&E Corporation and Pacific Gas and Electric Company have a commitment to good corporate governance practices. These practices provide a framework within which the Boards of Directors and management of PG&E Corporation and Pacific Gas and Electric Company can pursue the business objectives of those companies. Their foundation is the independent nature of the Board and its fiduciary responsibility to the company's shareholders.

Our corporate governance practices are documented in Corporate Governance Guidelines that are adopted by the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company and that are updated from time to time as appropriate, and as recommended by the Nominating, Compensation, and Governance Committee.

The PG&E Corporation Corporate Governance Guidelines are reprinted below. The Pacific Gas and Electric Company Corporate Governance Guidelines are identical to the PG&E Corporation Corporate Governance Guidelines in all material respects.

Corporate Governance Guidelines

1.     Election of Directors

  All members of the Board of Directors of PG&E Corporation (the "Corporation") are elected each year and serve one-year terms. Directors are not elected for multiple-year, staggered terms.

2.     Composition of the Board

  The Board's membership is composed of qualified, dedicated, ethical, and highly regarded individuals who have experience relevant to the Corporation's operations and understand the complexities of the Corporation's business environment. The Board seeks to include a diversity of backgrounds, perspectives, and skills among its members. No member of the Board of Directors may be an employee of the American Stock Exchange or a floor member of that exchange.

3.     Independence of Directors

  All members of the Board have a fiduciary responsibility to represent the best interests of the Corporation and all of its shareholders.

  At least 75 percent of the Board is composed of independent directors, defined as directors who (1) are neither current nor former officers or employees of nor consultants to the Corporation or its subsidiaries, (2) are neither current nor former officers or employees of any other corporation on whose board of directors any officer of the Corporation serves as a member, and (3) otherwise meet the applicable definition of "independence" set forth in the New York Stock Exchange, American Stock Exchange, and Pacific Exchange rules. The Board must affirmatively determine whether a director is independent, and may develop categorical standards to assist the Board in determining whether a director has a material relationship with the Corporation, and thus is not independent. Such standards are set forth in Exhibit A to these Corporate Governance Guidelines. As provided in Article III, Section 1 of the Corporation's Bylaws, the Chairman of the Board and the President are members of the Board.

4.     Selection of Directors

  The Board nominates directors for election at the annual meeting of shareholders and selects directors to fill vacancies which occur between annual meetings. The Nominating, Compensation, and Governance Committee, in consultation with the Chairman of the Board and the Chief Executive Officer (CEO) (if the Chairman is not the CEO), reviews the qualifications of the Board candidates and presents recommendations to the full Board for action.

5.     Characteristics of Directors

  The Nominating, Compensation, and Governance Committee annually reviews with the Board, and submits for Board approval, the appropriate skills and characteristics required of Board members in the context of the current composition of the Board. In conducting this assessment, the

  Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Corporation.

6.     Selection of the Chairman of the Board and the Chief Executive Officer

  The Chairman of the Board and the Chief Executive Officer are elected by the Board.

  Based on the circumstances existing at a time that there is a vacancy in the office of either the Chairman of the Board or the Chief Executive Officer, the Board will consider whether the role of Chief Executive Officer should be separate from that of Chairman of the Board, and, if the roles are separate, whether the Chairman should be selected from the independent directors or should be an employee of the Corporation.

7.     Assessing the Board's and Committees' Performance

  The Nominating, Compensation, and Governance Committee oversees the process for evaluating and assessing the performance of the Board, including Board committees. The Board conducts a self-evaluation at least annually to determine whether it and its committees are functioning effectively. The Board evaluation includes an assessment of the Board's contribution as a whole and specific areas in which the Board and/or management believes a better contribution could be made. The purpose of the review is to increase the effectiveness of the Board as a whole, not to discuss the performance of individual directors. The Audit Committee and the Nominating, Compensation, and Governance Committee conduct annual self-evaluations, and any other permanent Board committee that meets on a regular basis conducts periodic self-evaluations. The Board committees provide the results of any self-evaluation to the Nominating, Compensation, and Governance Committee, which will review those results and provide them to the Board for consideration in the Board's self-evaluation.

8.     Size of the Board

  As provided in paragraph I of Article Third of the Corporation's Articles of Incorporation, the Board is composed of no less than 7 and no more than 13 members. The exact number of directors is determined by the Board based on its current composition and requirements, and is specified in Article II, Section 1 of the Corporation's Bylaws.

9.     Advisory Directors

  The Board may designate future directors as advisory directors in advance of their formal election to the Board. Advisory directors attend Board and committee meetings, and receive the same compensation as regular directors. They do not, however, vote on matters before the Board. In this manner, they become familiar with the Corporation's business before assuming the responsibility of serving as a regular director.

10.  Directors Who Change Responsibilities

  Directors shall offer their resignations when they change employment or the major responsibilities they held when they joined the Board. This does not mean that such directors should leave the Board. However, the Board, via the Nominating, Compensation, and Governance Committee, should have the opportunity to review the appropriateness of such directors' nomination for re-election to the Board under these circumstances.

  Directors who are officers of the Corporation also shall offer their resignations upon retirement or other termination of active PG&E Corporation employment.

11.  Retirement Age

  The Board may not designate any person as a candidate for election or re-election as a director after such person has reached the age of 70.

12.  Compensation of Directors

  The Board sets the level of compensation for directors, based on the recommendation of the Nominating, Compensation, and Governance Committee, and taking into account the impact of compensation on director independence. Directors who are also current employees of the Corporation receive no additional compensation for service as directors.

  The Nominating, Compensation, and Governance Committee reviews periodically the amount and form of compensation paid to directors, taking into account the compensation paid to directors of other comparable U.S. companies. The Committee conducts its review with the assistance of outside experts in the field of executive compensation.

13.  Meetings of the Board

  As provided in Article II, Section 4 of the Corporation's Bylaws, the Board meets regularly on previously determined dates. Board meetings shall be held at least quarterly. As provided in Article II, Section 5 of the Bylaws, the Chairman of the Board, the President, the Chair of the Executive Committee, or any five directors may call a special meeting of the Board at any time.

  Each Board member is expected to regularly attend Board meetings and meetings of the committees on which the director serves (either in person or by telephone or other similar communication equipment), and to attend annual meetings of the Corporation's shareholders. Pursuant to proxy disclosure rules, the Corporation's proxy statement identifies each director who during the last fiscal year attended fewer than 75 percent of the aggregate of the total number of meetings of the Board and each Board committee on which the director served.

14.  Lead Director

  The Chair of the Nominating, Compensation, and Governance Committee shall be the lead director, and shall be selected by the independent directors. The lead director shall act as a liaison between the Chairman of the Board and the independent directors, and shall preside at all meetings at which the Chairman is not present. The lead director approves the agendas and schedules for meetings of the Board, and approves information sent to the members of the Board. The lead director has authority to call special meetings of the independent directors.

15.  Meetings of Independent Directors

  The independent directors meet at each regularly scheduled Board meeting in executive session. These executive session meetings are chaired by the lead director. Each such meeting includes a subsequent discussion with the Chairman of the Board (if the Chairman is not an independent director) and the Chief Executive Officer (if the Chairman is not the CEO).

  The Chair of the Nominating, Compensation, and Governance Committee, as lead director, establishes the agenda for each executive session meeting of independent directors, and also determines which, if any, other individuals, including members of management and independent advisors, should attend each such meeting.

16.  Board Agenda Items

  The Chairman of the Board, in consultation with the Chief Executive Officer (if the Chairman is not the CEO), establishes the agenda for each meeting.

  Board members are encouraged to suggest the inclusion of items on the agenda.

17.  Board Materials and Presentations

  The agenda for each meeting is provided in advance of the meeting, together with written materials on matters to be presented for consideration, for the directors' review prior to the meeting. As a general rule, written materials are provided in advance on all matters requiring Board action. Written materials are concise summaries of the relevant information, designed to provide a foundation for the Board's discussion of key issues and make the most efficient use of the Board's meeting time. Directors may request from the Chairman of the Board and the Chief Executive Officer (if the Chairman is not the CEO) any additional information they believe to be necessary to perform their duties.

18.  Regular Attendance of Non-Directors at Board Meetings

  Members of management, as designated by the Chairman of the Board and the Chief Executive Officer (if the Chairman is not the CEO), attend each meeting of the Board.

19.  Board Committees

  The Board establishes committees to assist the Board in overseeing the affairs of the Corporation.

  Currently, there are five committees. The Executive Committee exercises all powers of the Board (subject to the provisions of law and limits imposed by the Board) and meets only at such times as it is infeasible to convene a meeting of the full Board. The Audit Committee, the Finance Committee, the Nominating, Compensation, and Governance Committee, and the Public Policy Committee are each responsible for defined areas delegated by the Board.

20.  Membership of Board Committees

  All permanent Board committees, other than the Executive Committee, are chaired by independent directors. Each independent committee chair shall act as a liaison between the Chairman of the Board and the respective committee, and shall preside at all meetings of that committee. Each independent committee chair approves the agendas and schedules for meetings of the respective committee, and approves information sent to the committee members. Each independent committee chair has authority to call special meetings of the respective committee.

  The Audit Committee, the Finance Committee, the Nominating, Compensation, and Governance Committee, and the Public Policy Committee are composed entirely of independent directors, as defined in Section 3 of these guidelines.

  Members of the Audit Committee also must satisfy the audit committee independence and qualification requirements established by the Securities and Exchange Commission, the New York Stock Exchange, the American Stock Exchange, the Pacific Exchange, and any other stock exchange on which securities of the Corporation or Pacific Gas and Electric Company are listed. If an Audit Committee member simultaneously serves on the audit committees of three or more public companies other than the Corporation and its subsidiaries, that Committee member must inform the Corporation's Board of Directors and, in order for that member to continue serving on the Corporation's Audit Committee, the Board of Directors must affirmatively determine that such simultaneous service does not impair the ability of that member to serve effectively on the Corporation's Audit Committee.

21.  Appointment of Committee Members

  The composition of each committee is determined by the Board of Directors.

  The Nominating, Compensation, and Governance Committee, after consultation with the Chairman of the Board and the Chief Executive Officer (if the Chairman is not the CEO) and with consideration of the wishes of the individual directors, recommends to the full Board the chairmanship and membership of each committee.

22.  Committee Agenda Items

  The chair of each committee, in consultation with the appropriate members of management, establishes the agenda for each meeting.

  At the beginning of the year, each committee issues a work plan of subjects to be discussed during the year, to the extent such subjects can be foreseen. Copies of these annual work plans are provided to all directors.

23.  Committee Materials and Presentations

  The agenda for each committee meeting is provided in advance of the meeting, together with written materials on matters to be presented for consideration, for the committee members' review prior to the meeting. As a general rule, written materials are provided in advance on all matters to be presented for committee action.

24.  Attendance at Committee Meetings

  The chair of each committee, after consultation with the Chairman of the Board and the Chief Executive Officer (if the Chairman is not the CEO), determines the appropriate members of management to attend each meeting of the Committee.

  Any director or advisory director may attend any meeting of any committee with the concurrence of the committee chair.

25.  Formal Evaluation of the Chief Executive Officer

  The independent directors annually review and evaluate the performance of the Chief Executive Officer. The review is based upon objective criteria, including the performance of the business and accomplishment of objectives previously established in consultation with the Chief Executive Officer.

  The results of the review and evaluation are communicated to the Chief Executive Officer by the Chair of the Nominating, Compensation, and Governance Committee, and are used by that Committee and the Board when considering the compensation of the CEO.

26.  Management Development and Succession Planning

  The Chief Executive Officer reports annually to the Board on management development and succession planning. This report includes the

  CEO's recommendation for a successor should the CEO become unexpectedly disabled.

27.  Communications with External Entities

  The Chief Executive Officer is responsible for all communications with the media, the financial community, or other external entities pertaining to the affairs of the Corporation. Directors refer any inquiries from such entities to the CEO for handling.

28.  Access to Independent Advisors

  The Board of Directors and its committees have the right to retain independent outside financial, legal, or other advisors, as necessary and appropriate. The Corporation shall bear the costs of retaining such advisors.

29.  Director Orientation and Continuing Education

  The Corporation provides information to new directors on subjects that would assist them in discharging their duties, and periodically provides briefing sessions or materials for all directors on such subjects.

30.  Communications with Shareholders

  The Chair of the Nominating, Compensation, and Governance Committee shall be designated as the director who receives written communications from the Corporation's shareholders, in care of the Corporate Secretary. The Corporate Secretary shall forward to the Chair of the Nominating, Compensation, and Governance Committee any shareholder communications addressed to the Board of Directors as a body or to all the directors in their entirety, and such other communications as the Corporate Secretary, in his or her discretion, determines is appropriate.

31.  Legal Compliance and Business Ethics

  The Board of Directors is responsible for exercising reasonable oversight with respect to the implementation and effectiveness of the Corporation's legal compliance and ethics program. In that role, the Board of Directors shall be knowledgeable about the content and operation of the Corporation's compliance and ethics program, but may delegate more detailed oversight to a committee of the Board of Directors.

Exhibit A

PG&E Corporation
Corporate Governance Guidelines

Categorical Standards for Identifying "Material"
Relationships That May Affect Director Independence

Adopted: December 17, 2003
Amended as of February 18, 2004, and December 15, 2004

         The following categories of relationships between a director and PG&E Corporation shall be considered "material." The existence of a "material" relationship provides a rebuttable presumption that the affected director is not "independent," absent a specific determination by the Board of Directors to the contrary.

A director has a "material" relationship with the Corporation in the following circumstances:

Employment

•
If a director is a current or former employee of the Corporation.

•
If a member of the director's immediate family is or was employed as a Section 16 Officer of the Corporation, unless such employment ended more than three years ago.

Direct Compensation from the Corporation

•
If a director is a consultant to the Corporation.

•
If a director or his or her immediate family member receives, or during the past three years received, more than $100,000 per year or rolling 12-month period in direct compensation from the Corporation. "Direct compensation" does not include director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) or compensation received by a director's immediate family member for service as an employee (unless the immediate family member received compensation for services as a Section 16 Officer, in which case the director has a material relationship with the Corporation).

Internal or External Auditors

•
If a director or his or her immediate family member is, or during the past three years was, affiliated with, or employed by, a firm that serves or served during the past three years as the Corporation's internal or external auditor.

Director Interlock

•
If a director is a current or former officer or employee of any other company on whose board of directors any officer of the Corporation serves as a member.

•
If a director's immediate family member is, or during the past three years was, employed by another company where any of the Corporation's present Section 16 Officers concurrently serves on that company's compensation committee.

Business Relationships

•
If a director is a current Section 16 Officer or employee, or his or her immediate family member is a current Section 16 Officer, of a company (which does not include charitable, non-profit, or tax-exempt entities) that makes payments to, or receives payments from, the Corporation for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2 percent of such other company's consolidated gross revenues, during any of the past three years. The director is not "independent" until three years after falling below such threshold. (Both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between the Corporation and the director or immediate family member's current employer; the Corporation need not consider former employment of the director or immediate family member.)

Charitable Relationships

•
If the director (or a relative) is a trustee, director, or employee of a charitable or non-profit organization that receives grants or endowments from the Corporation or its affiliates exceeding the greater of $200,000 or 2 percent of the recipient's gross revenues during the Corporation's or the recipient's most recent completed fiscal year.

Notes

•
During the first year after adoption of these standards, only a one-year look-back applies. The three-year look-back will apply thereafter.

•
"Immediate family member" includes a person's spouse, parents, children, siblings, mothers-and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares such person's home, or is financially dependent on such person.

•
"Corporation" includes any consolidated subsidiaries or parent companies.

•
"Section 16 Officer" means "officer" as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, and includes the president, the principal financial officer, the principal accounting officer, any vice president in charge of a principal business unit, division, or function (such as sales, administration, or finance), any other officer who performs a policymaking function, or any other person who performs similar policymaking functions for that company.

Item No. 1:
Election of Directors of PG&E Corporation and
Pacific Gas and Electric Company

Shareholders are being asked to elect 9 directors to serve on the Board of Directors of PG&E Corporation and 10 directors to serve on the Board of Directors of Pacific Gas and Electric Company. If elected as director, those individuals will hold office until the next annual meetings or until their successors shall be elected and qualified, except in the case of death, resignation, or removal of a director.

The 9 nominees for director of PG&E Corporation and the 10 nominees for director of Pacific Gas and Electric Company whom the respective Boards propose for election are the same, except for Thomas B. King, who is a nominee for the Pacific Gas and Electric Company Board only.

The composition of the PG&E Corporation and Pacific Gas and Electric Company slates of director nominees are consistent with the policy set forth in each company's Corporate Governance Guidelines that at least 75 percent of the Board shall be composed of "independent" directors, as defined in the Corporate Governance Guidelines, and as set forth on pages 7 through 13 of this Joint Proxy Statement.

Information is provided on the following pages about the nominees for director, including their principal occupations for the past five years, certain other directorships, age, and length of service as a director of PG&E Corporation and Pacific Gas and Electric Company. Membership on Board committees, attendance at Board and committee meetings, and ownership of stock of PG&E Corporation and Pacific Gas and Electric Company are provided in separate sections following the biographical information on the nominees.

All of the nominees have agreed to serve if elected. If any of the nominees become unavailable at the time of the annual meetings to accept nomination or election as a director, the proxyholders named on the enclosed PG&E Corporation or Pacific Gas and Electric Company proxy card will vote for substitute nominees at their discretion.

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company Unanimously Recommend the Election of the Nominees for Director Presented in This Joint Proxy Statement.

Nominees for Directors of PG&E Corporation and
Pacific Gas and Electric Company
 Biographical Information

David R. Andrews
Mr. Andrews currently serves as a Senior Fellow for Corporate Governance at the National Chamber Foundation, U.S. Chamber of Commerce. He retired from PepsiCo, Inc. (food and beverage businesses) in February 2005, where he served as Senior Vice President, Government Affairs, General Counsel, and Secretary from February 2002 to November 2004. Prior to joining PepsiCo, Inc., Mr. Andrews was a partner in the law firm of McCutchen, Doyle, Brown & Enersen, LLP from May 2000 to January 2002 and from 1981 to July 1997. From August 1997 to April 2000, he served as the legal advisor to the U.S. Department of State. Mr. Andrews, 64, has been a director of PG&E Corporation and Pacific Gas and Electric Company since 2000. He also is a director of UnionBanCal Corporation.

Leslie S. Biller
Mr. Biller is retired Vice Chairman and Chief Operating Officer of Wells Fargo & Company (financial services and retail banking). Mr. Biller held that position from November 1998 until his retirement in October 2002. Mr. Biller, 57, was an advisory director of PG&E Corporation and Pacific Gas and Electric Company from January 2003 to February 2004, and has been a director of PG&E Corporation and Pacific Gas and Electric Company since February 2004. He also is a director of Ecolab Inc.

David A. Coulter
Mr. Coulter is Managing Director and Senior Advisor of Warburg Pincus, LLC (global private equity firm) and has held that position since November 2005. Prior to joining Warburg Pincus LLC, Mr. Coulter was Vice Chairman of JPMorgan Chase & Co. (financial services and retail banking) from January 2001 until his retirement in September 2005. Prior to the merger with J.P. Morgan & Co. Incorporated, he was Vice Chairman of The Chase Manhattan Corporation (bank holding company) from August 2000 to December 2000. He was a partner in the Beacon Group, L.P. (investment banking firm) from January 2000 to July 2000, and was Chairman and Chief Executive Officer of BankAmerica Corporation and Bank of America NT&SA from May 1996 to October 1998. Mr. Coulter, 58, has been a director of PG&E Corporation and Pacific Gas and Electric Company since 1996. He also is a director of Strayer Education, Inc.

C. Lee Cox
Mr. Cox is retired Vice Chairman of AirTouch Communications, Inc. and retired President and Chief Executive Officer of AirTouch Cellular (cellular telephone and paging services). He was an executive officer of AirTouch Communications, Inc. and its predecessor, PacTel Corporation, from 1987 until his retirement in April 1997. Mr. Cox, 64, has been a director of PG&E Corporation and Pacific Gas and Electric Company since 1996.

Peter A. Darbee
Mr. Darbee is Chairman of the Board, Chief Executive Officer, and President of PG&E Corporation and Chairman of the Board of Pacific Gas and Electric Company and has held those positions since January 2006. He was President and Chief Executive Officer of PG&E Corporation from January 2005 to December 2005 and Senior Vice President and Chief Financial Officer of PG&E Corporation from September 1999 to December 2004. Mr. Darbee, 53, has been a director of PG&E Corporation and Pacific Gas and Electric Company since January 2005.

Maryellen C. Herringer
Ms. Herringer is an attorney-at-law. She held various executive positions at APL Limited (intermodal shipping and rail transportation company) from 1991 until it was acquired by Neptune Orient Lines in December 1997, most recently serving as Executive Vice President, General Counsel, and Secretary. Prior to joining APL Limited, Ms. Herringer was a partner in the law firm of Morrison & Foerster. Ms. Herringer, 62, has been a director of PG&E Corporation and Pacific Gas and Electric Company since October 2005. She also is a director of Golden West Financial Corporation, its subsidiary World Savings and Loan Association, and ABM Industries Incorporated.

Thomas B. King*
Mr. King is President and Chief Executive Officer of Pacific Gas and Electric Company and has held that position since January 1, 2006. He held various executive positions at Pacific Gas and Electric Company from November 2003 to December 2005, most recently serving as Executive Vice President and Chief Operating Officer. Prior to joining Pacific Gas and Electric Company, he was a Senior Vice President of PG&E Corporation from January 1999 to October 2003. From July 2000 to July 2003, he also held various executive positions at PG&E National Energy Group, Inc., a former subsidiary of PG&E Corporation. Mr. King, 44, has been a director of Pacific Gas and Electric Company since January 2006.

Mary S. Metz
Dr. Metz is retired President of S. H. Cowell Foundation, and held that position from January 1999 to March 2005. She is Dean Emerita of University Extension of the University of California, Berkeley, and President Emerita of Mills College. Dr. Metz, 68, has been a director of Pacific Gas and Electric Company since 1986 and a director of PG&E Corporation since 1996. She also is a director of AT&T Inc., Longs Drug Stores Corporation, and UnionBanCal Corporation.

Barbara L. Rambo
Ms. Rambo is Chief Executive Officer of Nietech Corporation (payments technology company), and has held that position since November 2002. Prior to joining Nietech, Ms. Rambo was a director of OpenClose Technologies (financial services company) from January 2000 through March 2002. She served as Chairman of the Board of OpenClose Technologies from July 2001 to December 2001 and as President and Chief Executive Officer of that company from January 2000 to June 2001. Ms. Rambo, 53, has been a director of PG&E Corporation and Pacific Gas and Electric Company since January 2005. She also is a director of The Gymboree Corporation.

Barry Lawson Williams
Mr. Williams is President of Williams Pacific Ventures, Inc. (business investment and consulting), and has held that position since 1987. He also served as interim President and Chief Executive Officer of the American Management Association (management development organization) from November 2000 to June 2001. Mr. Williams, 61, has been a director of Pacific Gas and Electric Company since 1990 and a director of PG&E Corporation since 1996. He also is a director of CH2M Hill Companies, Ltd., The Northwestern Mutual Life Insurance Company, R.H. Donnelley Corporation, The Simpson Manufacturing Company Inc., and SLM Corporation.
* Thomas B. King is a nominee for director of Pacific Gas and Electric Company only.

Information Regarding the
Boards of Directors of PG&E Corporation and
Pacific Gas and Electric Company

The following section describes (1) the composition of the Boards of Directors and key Board committees of PG&E Corporation and Pacific Gas and Electric Company, (2) the functioning of the Boards and key Board committees, (3) qualifications and compensation of directors, and (4) other information regarding the director nominees.

Director Independence

What independence guidelines apply to the Boards of Directors?

The PG&E Corporation Corporate Governance Guidelines set forth a policy that 75 percent of the directors should be independent, as defined in the Guidelines. The Board of Directors of PG&E Corporation also is subject to New York Stock Exchange and Pacific Exchange rules, which require that a majority of the directors be independent, as defined in the specific stock exchange's rules, and that independent directors meet regularly.

The Pacific Gas and Electric Company Corporate Governance Guidelines also set forth a policy that 75 percent of the directors should be independent, as defined in the Guidelines.

The Board of Directors of Pacific Gas and Electric Company is subject to American Stock Exchange rules requiring that the independent directors meet regularly. The Pacific Gas and Electric Company Board is not subject to American Stock Exchange and Pacific Exchange rules requiring that at least a majority of the directors meet the specific stock exchange's definition of "independent director." Pacific Gas and Electric Company is exempt from these requirements because PG&E Corporation and a subsidiary hold approximately 96 percent of the voting power in Pacific Gas and Electric Company, and Pacific Gas and Electric Company is a "controlled subsidiary."

Are the directors independent?

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company each have affirmatively determined that the following directors are independent: David R. Andrews, Leslie S. Biller, David A. Coulter, C. Lee Cox, Maryellen C. Herringer, Mary S. Metz, Barbara L. Rambo, and Barry Lawson Williams. These independent directors:

•
Do not have any material relationship with either PG&E Corporation or Pacific Gas and Electric Company that would interfere with the exercise of independent judgment,

•
Are "independent" as defined by applicable New York Stock Exchange, American Stock Exchange, and Pacific Exchange rules, and

•
Satisfy each of the categorical standards adopted by the Boards for determining whether a specific relationship is "material" and a director is independent. Those categorical standards are set forth on pages 12 and 13 of this Joint Proxy Statement.

Only independent directors may serve on PG&E Corporation's Audit Committee, Finance Committee, Nominating, Compensation, and Governance Committee, and Public Policy Committee, and on Pacific Gas and Electric Company's Audit Committee. Independent directors also must serve as chairs of any key committees of the PG&E Corporation or Pacific Gas and Electric Company Boards of Directors, with the exception of the Executive Committees.

Do the independent directors meet without the other directors?

The independent directors of PG&E Corporation and Pacific Gas and Electric Company meet in executive session without the other directors at each regularly scheduled Board meeting. The Chair of the PG&E Corporation Nominating, Compensation, and Governance Committee, who is the lead director, presides over these executive session meetings. At the end of each executive session meeting, the independent directors meet with the PG&E Corporation Chairman of the Board or the Pacific Gas and Electric Company Chairman of the Board, as applicable, and the PG&E Corporation Chief Executive Officer.

The Chair of the Nominating, Compensation, and Governance Committee, as lead director, establishes the agenda for each executive session meeting of independent directors. The lead director currently is C. Lee Cox. The lead director also determines which, if any, other individuals, including members of management and independent advisors, should attend each executive session meeting.

Board Committees

What are the key committees of the PG&E Corporation and Pacific Gas and Electric Company Boards of Directors?

The key committees of the PG&E Corporation Board of Directors are the Executive Committee, the Audit Committee, the Finance Committee, the Nominating, Compensation, and Governance Committee, and the Public Policy Committee.

The Pacific Gas and Electric Company Board of Directors has two key committees, the Executive Committee and the Audit Committee.

All committee members are directors of PG&E Corporation or Pacific Gas and Electric Company, as appropriate. To ensure that all committee members can perform their duties in a fully informed manner, committee members and other directors have access to all of PG&E Corporation's and Pacific Gas and Electric Company's books, records, and other documents. The current membership and duties of these committees are described below.

	Executive Committees		Audit Committees		Finance Committee		Nominating, Compensation, and Governance Committee		Public Policy Committee
Non-Employee Directors:
D. R. Andrews			X						X
L. S. Biller			X		X
D. A. Coulter	X				X	*	X
C. L. Cox	X				X		X	*(1)
M. C. Herringer			X	(2)					X	(2)
M. S. Metz	X		X						X	*
B. L. Rambo					X		X
B. L. Williams	X		X	*(3)	X		X

Employee Directors:
P. A. Darbee	X	*
T. B. King	X	(2)(4)

Number of Meetings in 2005 (PG&E Corporation/Pacific Gas and Electric Company where applicable)	0/0		4/4		6		6		4
*
Committee Chair
(1)
Lead director
(2)
Beginning January 1, 2006
(3)
Audit Committee financial expert as defined by the Securities and Exchange Commission
(4)
Member of the Pacific Gas and Electric Company Executive Committee only

Committee Charters

Each company's Board of Directors has adopted a formal charter for each of the above Board committees. A copy of the charter for each of the listed PG&E Corporation Board Committees can be found in the Corporate Governance section of the corporation's website, at www.pgecorp.com. A copy of the charter for each of the listed Pacific Gas and Electric Company Board Committees can be found through the Corporate Governance section of the company's website, at www.pge.com. Shareholders also may obtain a print copy of any committee's charter by sending a written request to the appropriate company's Corporate Secretary.

Executive Committees

What are the Executive Committees' responsibilities?

Each Executive Committee may exercise any of the powers and perform any of the duties of the PG&E Corporation Board or the Pacific Gas and Electric Company Board (as the case may be). This authority is subject to provisions of law and certain limits imposed by the PG&E Corporation Board or the Pacific Gas and Electric Company Board (as the case may be). The Executive Committees meet as needed.

Each company's Chairman of the Board serves as the Chair of that company's Executive Committee.

Audit Committees

What are the Audit Committees' responsibilities?

The Audit Committees of PG&E Corporation and Pacific Gas and Electric Company advise and assist the appropriate Board of Directors in fulfilling its responsibilities in connection with financial and accounting practices, internal controls, external and internal auditing programs, business ethics, and compliance with laws, regulations, and policies that may have a material impact on the consolidated financial statements of PG&E Corporation, Pacific Gas and Electric Company, and their respective subsidiaries.

The Audit Committees' responsibilities are set forth in each Committee's charter. Among other things, the Audit Committees:

•
Are responsible for the selection, appointment, compensation, and oversight of the work of the independent registered public accounting firm that PG&E Corporation and Pacific Gas and Electric Company, as applicable, employ to prepare or issue audit reports or perform related work,

•
Satisfy themselves as to the independence and competence of the appropriate company's independent registered public accounting firm,

•
Pre-approve all auditing and non-auditing services that the independent registered public accounting firm provides to PG&E Corporation and Pacific Gas and Electric Company, as applicable,

•
Review and discuss with the independent registered public accounting firm, and with the appropriate company's officers and internal auditors, the scope and results of the independent registered public accounting firm's audit work, consolidated quarterly and annual financial statements, the quality and effectiveness of internal controls, and compliance with laws, regulations, policies, and programs, and

•
Make further inquiries as they deem necessary or desirable to inform themselves of the affairs of the companies and their subsidiaries.

One member of each Audit Committee is appointed by the appropriate Board of Directors as the Committee's Chair.

Do special requirements apply to members of the Audit Committees?

Independence. Each member of the PG&E Corporation and Pacific Gas and Electric Company Audit Committees must be independent, as defined in Securities and Exchange Commission rules regarding audit committee independence, and as defined in applicable New York Stock Exchange, American Stock Exchange, and Pacific Exchange rules.

Each Board of Directors has determined that all members of each company's Audit Committee are independent under applicable regulations.

Financial literacy and expertise. Each member of the PG&E Corporation and Pacific Gas and Electric Company Audit Committees must be financially literate, as defined in the applicable New York Stock Exchange, American Stock Exchange, and Pacific Exchange rules. All members of the Audit Committees are financially literate.

One member of each Audit Committee also must be an "audit committee financial expert" or otherwise have accounting or related financial management expertise. The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company each have determined that Barry Lawson Williams, the independent chair of each company's Audit Committee, is an "audit committee financial expert," as defined by the Securities and Exchange Commission.

Service on other audit committees. Each company's Corporate Governance Guidelines set forth a policy regarding how many other public company audit committees on which the Audit Committee members serve. If an Audit Committee member simultaneously serves on the audit committees of three or more public companies other than PG&E Corporation, Pacific Gas and Electric Company, and their subsidiaries, that Committee member must inform the appropriate company's Board of Directors. In order for that member to continue serving on the Audit Committee, the Board of Directors must affirmatively determine that the simultaneous service does not impair that committee member's ability to serve effectively on the Audit Committee.

No member of the Audit Committees currently serves on three or more additional public company audit committees.

Finance Committee

What are the Finance Committee's responsibilities?

The Finance Committee of PG&E Corporation advises and assists the Board with respect to the financial and capital investment policies and objectives of PG&E Corporation and its subsidiaries, including specific actions required to achieve those objectives. The Finance Committee's responsibilities are set forth in the Committee's charter. Among other things, the Committee reviews:

•
Long-term financial and investment plans and strategies,

•
Annual financial plans,

•
Dividend policy,

•
Short-term and long-term financing plans,

•
Proposed capital expenditures,

•
Proposed divestitures,

•
Major commercial banking, investment banking, financial consulting, and other financial relations of PG&E Corporation or its subsidiaries, and

•
Risk management activities.

Each year the Finance Committee also presents for the Board of Directors' review and approval (1) a five-year financial plan for PG&E Corporation and its subsidiaries that incorporates, among other things, the Corporation's business strategy goals, and (2) an annual budget that reflects elements of the approved five-year plan. Members of the Board of Directors receive a monthly report that compares the Corporation's performance to the budget and provides other information about financial performance.

One member of the Committee is appointed by the Board of Directors as the Committee's Chair.

Do special requirements apply to members of the Finance Committee?

The Finance Committee must be composed entirely of independent directors, as defined in the Corporate Governance Guidelines and in the New York Stock Exchange and Pacific Exchange rules. All Committee members meet these independence requirements.

Nominating, Compensation, and Governance Committee

What are the Nominating, Compensation, and Governance Committee's responsibilities?

The Nominating, Compensation, and Governance Committee of PG&E Corporation advises and assists the Boards of PG&E Corporation and Pacific Gas and Electric Company with respect to:

•
The selection and compensation of directors,

•
Employment, compensation, and benefits policies and practices,

•
The development, selection, and compensation of policy-making officers, and

•
Corporate governance matters, including the performance and effectiveness of the Boards and the companies' governance principles and practices.

The Nominating, Compensation, and Governance Committee's responsibilities are set forth in the Committee's charter. Among other things, the Committee:

•
Reviews and acts upon the compensation of officers of PG&E Corporation and its subsidiaries, although the Committee has delegated to the PG&E Corporation Chief Executive Officer the authority to approve compensation for certain officers,

•
Recommends to the independent members of the appropriate Board of Directors the compensation of the Chief Executive Officers of PG&E Corporation and Pacific Gas and Electric Company,

•
Reviews long-range planning for executive development and succession,

•
Reviews the composition and performance of the Boards of PG&E Corporation and Pacific Gas and Electric Company, and

•
Reviews the Corporate Governance Guidelines of PG&E Corporation and Pacific Gas and Electric Company.

One member of the Committee is appointed by the independent members of the Board of Directors as the Committee's Chair. The Chair of the Nominating, Compensation, and Governance Committee is the lead director of PG&E Corporation and Pacific Gas and Electric Company, and chairs executive session meetings of the independent directors of both companies.

Do special requirements apply to members of the Nominating, Compensation, and Governance Committee?

The Nominating, Compensation, and Governance Committee must be composed entirely of independent directors, as defined in the Corporate Governance Guidelines and in the New York Stock Exchange and Pacific Exchange rules. All Committee members meet these independence requirements.

Because PG&E Corporation and a subsidiary hold approximately 96 percent of the voting power in Pacific Gas and Electric Company, that company is a "controlled subsidiary" of PG&E Corporation and will not be subject to certain American Stock Exchange rules that otherwise would require that all members of the Committee meet the American Stock Exchange definition of "independent director" and would impose requirements on Pacific Gas and Electric Company's director nomination process and methods for determining executive compensation.

Public Policy Committee

What are the Public Policy Committee's responsibilities?

The Public Policy Committee of PG&E Corporation advises and assists the Board of Directors with respect to public policy issues that could affect significantly the interests of the customers, shareholders, or employees of PG&E Corporation, Pacific Gas and Electric Company, and their respective subsidiaries.

The Public Policy Committee's responsibilities are set forth in the Committee's charter. Among other things, the Committee reviews the policies and practices of PG&E Corporation and its subsidiaries with respect to:

•
Protection and improvement of the quality of the environment,

•
Charitable and community service organizations and activities,

•
Equal opportunity in hiring and promoting employees, and

•
Development of minority-owned and women-owned businesses as suppliers to PG&E Corporation, Pacific Gas and Electric Company, and their subsidiaries.

One member of the Committee is appointed by the Board of Directors as the Committee's Chair.

Do special requirements apply to members of the Public Policy Committee?

The Public Policy Committee must be composed entirely of independent directors, as defined in the Corporate Governance Guidelines and in the New York Stock Exchange and Pacific Exchange rules. All Committee members meet these independence requirements.

Attendance at Board and Committee Meetings and at the 2005 Annual Meetings of Shareholders

How many Board and committee meetings did the directors attend during 2005?

During 2005, there were 7 meetings of the PG&E Corporation Board of Directors and 20 meetings of the PG&E Corporation Board committees. Overall attendance of incumbent directors at those meetings was 100 percent. Each PG&E Corporation director attended 100 percent of the total number of Board and Board committee meetings held during the period of their service on the Board and Board committees during 2005.

During 2005, there were 7 meetings of the Pacific Gas and Electric Company Board of Directors and 4 meetings of the Pacific Gas and Electric Company Board committees. Overall attendance of incumbent directors at those meetings was 100 percent. Each Pacific Gas and Electric Company director attended 100 percent of the total number of Board and Board committee meetings held during the period of their service on the Board and Board committees during 2005.

How many directors attended the 2005 annual meetings?

Each member of the Board of Directors of PG&E Corporation or Pacific Gas and Electric Company is expected to attend that company's annual meeting of shareholders.

Nine directors attended PG&E Corporation's 2005 annual meeting of shareholders.

Ten directors attended Pacific Gas and Electric Company's 2005 annual meeting of shareholders.

Compensation of Directors

What retainers and fees do directors receive as compensation?

Each director who is not an officer or employee of PG&E Corporation or Pacific Gas and Electric Company receives a quarterly retainer of $11,250. The non-employee directors who chair the Finance Committee and the Public Policy Committee each receive an additional quarterly retainer of $1,875. The non-employee director who chairs the Audit Committees and the non-employee director who chairs the Nominating, Compensation, and Governance Committee (who is the lead director) each receive an additional quarterly retainer of $12,500.

Non-employee directors also receive a fee of $1,750 for each Board or Board committee meeting attended, except that members of the Audit Committees receive a fee of $2,750 for each Audit Committee meeting attended.

Do directors receive stock-based compensation?

Under the PG&E Corporation 2006 Long-Term Incentive Plan, each year on the first business day of January, each non-employee director of PG&E Corporation is entitled to receive stock-based grants with a total aggregate equity value of $60,000, composed of:

•
Restricted shares of PG&E Corporation common stock valued at $30,000 (based on the closing price of PG&E Corporation common stock on the first business day of the year), and

•
A combination, as elected by the director, of non-qualified stock options and restricted stock units with a total value of $30,000, based on increments valued at $5,000.

The per-option value is based on the Black-Scholes stock option valuation method, discounting the resulting value by 20 percent. The exercise price of stock options is the market value of PG&E Corporation common stock (i.e., the closing price) on the date of grant. The value of each restricted stock unit is based on the closing price of PG&E Corporation common stock on the first business day of the year.

Restricted stock and stock options vest over the five-year period following the date of grant, except that restricted stock and stock options will vest immediately upon mandatory retirement from the Board, upon a director's death or disability, or in the event of termination related to a change in control. If a director ceases to be a member of the Board for any other reason, any unvested restricted stock and unvested stock options will be forfeited.

Restricted stock units awarded to non-employee directors are payable only in the form of PG&E Corporation common stock following a director's retirement from the Board after five consecutive years of service or upon reaching mandatory retirement age, upon a director's death or disability, or in the event of termination related to a change in control. If a director ceases to be a member of the Board for any other reason, all restricted stock units will be forfeited.

A non-employee director's awards also will vest or accelerate in full if there is a change in control and the successor company fails to continue those previously granted awards in a manner that preserves the value of the awards.

How much stock-based compensation did directors receive during 2005?

During 2005, non-employee directors received the following stock-based compensation under the PG&E Corporation Long-Term Incentive Program, which expired on December 31, 2005, and was replaced by its successor, the PG&E Corporation 2006 Long-Term Incentive Plan. On January 3, 2005, each non-employee director received 908 restricted shares of PG&E Corporation common stock. In addition, directors who were granted stock options received options to purchase 814 shares of PG&E Corporation common stock for each $5,000 increment of value (subject to a $30,000 limit) at an exercise price of $33.02 per share, and directors who were granted common stock equivalents received 151 common stock equivalent units for each $5,000 increment of value (subject to a $30,000 limit).

Are directors paid for attending meetings of both PG&E Corporation and Pacific Gas and Electric Company?

Directors who serve on both the PG&E Corporation and Pacific Gas and Electric Company Boards and corresponding committees do not receive additional compensation for concurrent service on Pacific Gas and Electric Company's Board or its committees. However, separate meeting fees are paid for each meeting of the Pacific Gas and Electric Company Board, or a Pacific Gas and Electric Company Board committee, that is not held concurrently or sequentially with a meeting of the PG&E Corporation Board or a corresponding PG&E Corporation Board committee. It is the usual practice of PG&E Corporation and Pacific Gas and Electric Company that meetings of the companies' Boards and corresponding committees are held concurrently and, therefore, that a single meeting fee is paid to each director for each set of meetings.

May directors defer receiving retainers and fees?

Under the Deferred Compensation Plan for Non-Employee Directors, directors of PG&E Corporation or Pacific Gas and Electric Company may elect to defer all or part of their retainers and fees. Directors who participate in the Deferred Compensation Plan may elect either to (1) convert their deferred compensation into common stock equivalents, the value of which is tied to the market value of PG&E Corporation common stock, or (2) have their deferred compensation be invested in the Utility Bond Fund.

Are the directors reimbursed for travel and other expenses?

Directors of PG&E Corporation or Pacific Gas and Electric Company are reimbursed for reasonable expenses incurred for participating in Board meetings, committee meetings, or other activities undertaken on behalf of PG&E Corporation or Pacific Gas and Electric Company.

Do directors receive retirement benefits from PG&E Corporation or Pacific Gas and Electric Company?

The PG&E Corporation Retirement Plan for Non-Employee Directors was terminated effective January 1, 1998. Directors who had accrued benefits under the Plan were given a one-time option of either (1) receiving the benefit accrued through 1997, upon their retirement, or (2) converting the present value of their accrued benefit into a PG&E Corporation common stock equivalent investment held in the Deferred Compensation Plan for Non-Employee Directors. The payment of accrued retirement benefits, or distributions from the Deferred Compensation Plan relating to the conversion of retirement benefits, cannot be made until the later of age 65 or retirement from the Board.

Legal Proceedings

California Attorney General Complaint

On January 10, 2002, the California Attorney General filed a complaint in the Superior Court for the County of San Francisco (Superior Court) against PG&E Corporation and its directors, the directors of Pacific Gas and Electric Company, and other parties, alleging unfair or fraudulent business acts or practices in violation of California Business and Professions Code Section 17200. The claims are based on alleged violations of conditions established in the California Public Utilities Commission's (CPUC) holding company decisions, caused by PG&E Corporation's alleged failure to provide adequate financial support to Pacific Gas and Electric Company during the California energy crisis.

The complaint seeks injunctive relief, the appointment of a receiver, restitution, civil penalties of $2,500 against each defendant for each violation of Section 17200, a total penalty of not less than $500 million, and costs of suit. The complaint also seeks restitution of assets allegedly wrongfully transferred to PG&E Corporation from Pacific Gas and Electric Company.

The complaint was filed after the CPUC issued two decisions in its investigative proceeding commenced in April 2001, into whether the California investor-owned electric utilities, including Pacific Gas and Electric Company, complied with past CPUC decisions, rules, and orders regarding holding company formations, affiliate transactions, and applicable statutes.

The CPUC order states that the CPUC would, among other matters, investigate the utilities' transfer of money to their holding companies, including during times when their utility subsidiaries were experiencing financial difficulties, the failure of the holding companies to financially assist the utilities when needed, the holding companies' transfer of assets to unregulated subsidiaries, and the holding companies' actions to "ringfence" their unregulated subsidiaries. In May 2005, the CPUC closed this investigation without making any findings. Under the December 19, 2003 Settlement Agreement to resolve Pacific Gas and Electric Company's proceeding under Chapter 11 of the U.S. Bankruptcy Code, the CPUC agreed to dismiss with prejudice PG&E Corporation and Pacific Gas and Electric Company from the CPUC's investigation as to past practices.

PG&E Corporation believes that the intercompany transactions challenged by the Attorney General fully complied with applicable law and CPUC conditions. The challenged transactions forming the bulk of the restitution claims were regular quarterly dividends and stock repurchases. As part of its annual cost of capital proceedings, Pacific Gas and Electric Company advised the CPUC in advance of its forecast stock repurchases and dividends. The CPUC did not challenge or question those payments.

In February and March 2002, PG&E Corporation filed a notice of removal with the U.S. Bankruptcy Court for the Northern District of California (Bankrupty Court) to transfer the complaint to the Bankruptcy Court. Subsequently, the Attorney General filed to remand the action to state court. In June 2002, the Bankruptcy Court held that federal law preempted the Attorney General's allegations concerning PG&E Corporation's participation in Pacific Gas and Electric Company's Chapter 11 proceedings. The Bankruptcy Court directed the Attorney General to file an amended complaint omitting certain of his Section 17200 allegations and remanded the amended complaint to the Superior Court. In August 2002, the Attorney General filed his amended complaint in the Superior Court. The Attorney General also appealed the Bankruptcy Court's remand order to the U.S. District Court for the Northern District of California (District Court).

On October 8, 2003, the District Court reversed, in part, the Bankruptcy Court's June 2002 decision and ordered that the Attorney General's restitution claims under Section 17200 be sent to the Bankruptcy Court. The District Court found that these claims are the property of Pacific Gas and Electric Company's Chapter 11 estate and therefore within the Bankruptcy Court's jurisdiction. The District Court also affirmed, in part, the Bankruptcy Court's June 2002 decision and found that the Attorney General's civil penalty and injunctive relief claims under Section 17200 could be resolved in Superior Court. The Attorney General appealed the District Court's remand order to the U.S. Court of Appeals for the Ninth Circuit (Ninth Circuit).

In December 2004, while the Ninth Circuit appeal was pending, the Superior Court considered the appropriate standard for determining what constitutes a separate violation of Section 17200 in order to determine the magnitude of potential penalties under Section 17200 (up to $2,500 per separate "violation"). The Superior Court did not address the question of whether any violations occurred. In March 2005, the Superior Court issued a decision rejecting the "per victim" and "per [customer] bill" approaches advocated by the Attorney General, which standards potentially could have resulted in millions of separate "violations." The Superior Court found that the appropriate standard was each transfer of money from Pacific Gas and Electric Company to PG&E Corporation that the Attorney General alleges violated Section 17200. On July 27, 2005, the California Court of Appeal summarily denied a petition filed by the Attorney General seeking to overturn this decision.

On January 10, 2006, a three-judge panel of the Ninth Circuit issued a 2-1 decision reversing the District Court's October 2003 order regarding which court had jurisdiction of the Attorney General's restitution claims. The Ninth Circuit ruled that the Attorney General's restitution claims were actions to enforce police or regulatory power, and therefore were exempt from the provisions of the Bankruptcy Code permitting removal of state actions to Bankruptcy Court. The Ninth Circuit remanded the restitution claims back to the Superior Court. PG&E Corporation filed a request for rehearing with the Ninth Circuit.

The Ninth Circuit did not address the Attorney General's underlying allegations that PG&E Corporation and the other defendants violated Section 17200. The Ninth Circuit also did not decide who would be entitled to receive the proceeds, if any, of a restitution award. PG&E Corporation continues to believe that any such proceeds would be the property of Pacific Gas and Electric Company. The December 2003 Settlement Agreement provides that all claims by the CPUC against PG&E Corporation or Pacific Gas and Electric Company arising out of or in any way related to the energy crisis are released, including the CPUC's investigation into past PG&E Corporation actions during the energy crisis. Accordingly, PG&E Corporation believes that any claims for such proceeds by the CPUC would be precluded.

Certain Relationships and Related Transactions

The following describes compensation paid during 2005 to employees of Pacific Gas and Electric Company who also are immediate family members of individuals who served as a director or executive officer of PG&E Corporation or Pacific Gas and Electric Company during 2005:

•
Robert D. Glynn, Jr. served as a director and as Chairman of the Board of PG&E Corporation and Pacific Gas and Electric Company during 2005, retiring on December 31, 2005. Mr. Glynn's son, Robert D. Glynn III, is Program Manager in Information Technology User Support Services, for Pacific Gas and Electric Company. During 2005, Mr. Glynn III was paid $156,928 in annual salary and annual short-term incentive awards.

•
Gregory M. Rueger served as Senior Vice President, Generation and Chief Nuclear Officer of Pacific Gas and Electric Company until his retirement on August 31, 2005. During 2005, Mr. Rueger's brother-in-law, Roy M. Kuga, served as Vice President, Gas and Electric Supply, of Pacific Gas and Electric Company. From January 1, 2005 to August 31, 2005, Mr. Kuga was paid $257,646 in annual salary and annual short-term incentive awards.

Security Ownership of Management

The following table sets forth the number of shares of PG&E Corporation common stock beneficially owned (as defined in the rules of the Securities and Exchange Commission) as of February 1, 2006, by the directors, the nominees for director, and the individuals named in the Summary Compensation Table on pages 36 and 37, and all directors and executive officers of PG&E Corporation and Pacific Gas and Electric Company as a group. As of February 1, 2006, no listed individual owned shares of any class of Pacific Gas and Electric Company securities. The table also sets forth common stock equivalents credited to the accounts of directors and executive officers under PG&E Corporation's deferred compensation and equity plans.

Name	Beneficial Stock Ownership(1)(2)(3)	Percent of Class(4)	Common Stock Equivalents(5)	Total
David R. Andrews(6)	13,257	*	793	14,050
Leslie S. Biller(6)	5,696	*	8,170	13,866
David A. Coulter(6)	7,613	*	30,382	37,995
C. Lee Cox(6)	60,946	*	5,472	66,418
Peter A. Darbee(7)	191,154	*	10,806	201,960
Maryellen C. Herringer(6)	2,900		348	3,248
Thomas B. King(8)	286,439	*	9,810	296,249
Mary S. Metz(6)	25,421	*	6,255	31,676
Barbara L. Rambo(6)	1,708	*	0	1,708
Barry Lawson Williams(6)	31,900	*	5,884	37,784
Christopher P. Johns(9)	122,949		23,015	145,964
Bruce R. Worthington(9)	245,651	*	8,187	253,838
Robert D. Glynn, Jr.(10)	142,727	*	0	142,727
Gordon R. Smith(11)	199,090	*	0	199,090
All PG&E Corporation directors and executive officers as a group (16 persons)	1,118,699	*	114,104	1,232,803
All Pacific Gas and Electric Company directors and executive officers as a group (19 persons)	1,173,366	*	109,178	1,282,544
*
Less than 1 percent

(1)
This column includes any shares held in the name of the spouse, minor children, or other relatives sharing the home of the listed individuals and, in the case of current and retired executive officers, includes shares of PG&E Corporation common stock held in the defined contribution retirement plan maintained by PG&E Corporation. Except as otherwise indicated below, the listed individuals have sole voting and investment power over the shares shown in this column. Voting power includes the power to direct the voting of the shares held, and investment power includes the power to direct the disposition of the shares held.

  This column also includes the following shares of PG&E Corporation common stock in which the listed individuals share voting and investment power: Mr. Andrews 3,784 shares, Mr. Biller 2,759 shares, Mr. Coulter 7,613 shares, Mr. Cox 33,975 shares, Mr. Darbee 37,241 shares, Ms. Herringer 2,100 shares, Dr. Metz 7,566 shares, Mr. Worthington 12 shares, Mr. Glynn 63,130 shares, Mr. Smith 42,993 shares, all PG&E Corporation directors and executive officers as a group 95,050 shares, and all Pacific Gas and Electric Company directors and executive officers as a group 95,050 shares.

(2)
This column includes the following shares of PG&E Corporation common stock which the listed individuals have the right to acquire within 60 days of February 1, 2006, through the exercise of vested stock options granted under the PG&E Corporation Long-Term Incentive Program, as follows: Mr. Andrews 9,473 shares, Mr. Biller 2,937 shares, Mr. Cox 26,971 shares, Mr. Darbee 69,300 shares, Mr. King 231,926 shares, Dr. Metz 15,628 shares, Mr. Williams 24,108 shares, Mr. Johns 94,975 shares, Mr. Worthington 212,250 shares, Mr. Glynn 63,750 shares, Mr. Smith 150,212 shares, all PG&E Corporation directors and executive officers as a group 733,770 shares, and all Pacific Gas and Electric Company directors and executive officers as a group 756,460 shares. The listed individuals have neither voting power nor investment power with respect to these shares unless and until they are purchased through the exercise of the options, under the terms of the PG&E Corporation Long-Term Incentive Program.

(3)
This column includes restricted shares of PG&E Corporation common stock awarded under the PG&E Corporation Long-Term Incentive Program and the PG&E Corporation 2006 Long-Term Incentive Plan. As of February 1, 2006, the listed individuals held the following numbers of restricted shares that may not be sold or otherwise transferred until certain vesting conditions are satisfied: Mr. Andrews 3,784 shares, Mr. Biller 2,759 shares, Mr. Coulter 5,411 shares, Mr. Cox 5,411 shares, Mr. Darbee 85,946 shares, Ms. Herringer 800 shares, Mr. King 43,515 shares, Dr. Metz 5,764 shares, Ms. Rambo 1,708 shares, Mr. Williams 5,764 shares, Mr. Johns 25,740 shares, Mr. Worthington 33,130 shares, Mr. Glynn 63,130 shares, Mr. Smith 39,109 shares, all PG&E Corporation directors and executive officers as a group 280,193 shares, and all Pacific Gas and Electric Company directors and executive officers as a group 289,459 shares.

(4)
The percent of class calculation is based on the number of shares of PG&E Corporation common stock outstanding as of February 1, 2006, excluding shares held by a subsidiary.

(5)
This column reflects the number of stock units that were purchased by listed individuals through salary and other compensation deferrals or that were awarded under equity compensation plans. The value of each stock unit is equal to the value of a share of PG&E Corporation common stock and fluctuates daily based on the market price of PG&E Corporation common stock. The listed individuals who own these stock units share the same market risk as PG&E Corporation shareholders, although they do not have voting rights with respect to these stock units.

(6)
Mr. Andrews, Mr. Biller, Mr. Coulter, Mr. Cox, Ms. Herringer, Dr. Metz, Ms. Rambo, and Mr. Williams are directors of both PG&E Corporation and Pacific Gas and Electric Company.

(7)
Mr. Darbee is a director and an executive officer of both PG&E Corporation and Pacific Gas and Electric Company. He is named in the Summary Compensation Table on pages 36 and 37.

(8)
Mr. King is a director and an executive officer of Pacific Gas and Electric Company, and also is an executive officer of PG&E Corporation. He is named in the Summary Compensation Table on pages 36 and 37.

(9)
Mr. Johns and Mr. Worthington are executive officers of both PG&E Corporation and Pacific Gas and Electric Company and are named in the Summary Compensation Table on pages 36 and 37.

(10)
Mr. Glynn was a director and an officer of PG&E Corporation and Pacific Gas and Electric Company through December 31, 2005, and is named in the Summary Compensation Table on pages 36 and 37.

(11)
Mr. Smith was a director and an executive officer of Pacific Gas and Electric Company and an executive officer of PG&E Corporation through December 31, 2005, and is named in the Summary Compensation Table on pages 36 and 37.

Item No. 2:
Ratification of Appointment of the Independent Registered
Public Accounting Firm for PG&E Corporation and
Pacific Gas and Electric Company

The Audit Committees of PG&E Corporation and Pacific Gas and Electric Company each have selected and appointed Deloitte & Touche LLP as the independent registered public accounting firm for that company to audit the consolidated financial statements as of and for the year ended December 31, 2006, and to audit the effectiveness of internal control over financial reporting and management's assessment of internal control over financial reporting, as of December 31, 2006. Deloitte & Touche LLP is a major national accounting firm with substantial expertise in the energy and utility businesses. Deloitte & Touche LLP has served as independent public accountants for PG&E Corporation and Pacific Gas and Electric Company since 1999.

One or more representatives of Deloitte & Touche LLP are expected to be present at the annual meetings. They will have the opportunity to make a statement if they wish, and are expected to be available to respond to appropriate questions from shareholders.

PG&E Corporation and Pacific Gas and Electric Company are not required to submit these appointments to a vote of their shareholders. If the shareholders of either PG&E Corporation or Pacific Gas and Electric Company do not ratify the appointment, the appropriate Audit Committee will investigate the reasons for rejection by the shareholders and will reconsider the appointment.

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company Unanimously Recommend a Vote FOR the Proposal to Ratify the Appointment of Deloitte & Touche LLP.

Information Regarding the Independent Registered
Public Accounting Firm for PG&E Corporation and
Pacific Gas and Electric Company

Fees Paid to the Independent Registered Public Accounting Firm

The Audit Committees have reviewed the audit and non-audit fees that PG&E Corporation, Pacific Gas and Electric Company, and their respective subsidiaries have paid to the independent registered public accounting firm, in order to consider whether those fees are compatible with maintaining the accounting firm's independence.

Table 1:
Estimated Fees Billed to PG&E Corporation
(Amounts include Estimated Fees Billed to Pacific Gas and Electric Company and its Subsidiaries shown in Table 2 below)

	2005	2004
Audit Fees	$4.2 million	$4.6 million
Audit-Related Fees	$0.3 million	$0.6 million
Tax Fees	$0.07 million	$0.3 million
All Other Fees	$0	$0

Table 2:
Estimated Fees Billed to Pacific Gas and Electric Company and its Subsidiaries
(Amounts are included in Estimated Fees Billed to PG&E Corporation shown in Table 1 above)

	2005	2004
Audit Fees	$3.4 million	$3.6 million
Audit-Related Fees	$0.2 million	$0.2 million
Tax Fees	$0	$0
All Other Fees	$0	$0

Audit Fees. Audit fees billed for 2005 and 2004 relate to services rendered by Deloitte & Touche LLP in connection with reviews of Quarterly Reports on Form 10-Q, certain limited procedures on registration statements, the audits of the financial statements of PG&E Corporation and its subsidiaries and Pacific Gas and Electric Company and its subsidiaries, and the audits of both PG&E Corporation's and Pacific Gas and Electric Company's internal control over financial reporting and managements' assessment of internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act.

Audit-Related Fees. Fees billed for 2005 and 2004 relate to services rendered by Deloitte & Touche LLP to both PG&E Corporation and its subsidiaries and Pacific Gas and Electric Company and its subsidiaries for employee benefit plan audits, nuclear decommissioning trust audits, consultations on financial accounting and reporting standards, and required agreed-upon procedure reports related to contractual obligations of Pacific Gas and Electric Company and its subsidiaries.

Tax Fees. Fees billed for 2005 and 2004 relate to services rendered by Deloitte & Touche LLP to PG&E Corporation and its subsidiaries to support Internal Revenue Service audit appeals and questions, and tax strategy services. No tax fees were billed, and no related services were provided, to Pacific Gas and Electric Company or its subsidiaries during 2005 and 2004.

All Other Fees. Deloitte & Touche LLP provided no services in this category to PG&E Corporation and its subsidiaries or to Pacific Gas and Electric Company and its subsidiaries during 2005 and 2004.

Obtaining Services from the Independent Registered Public Accounting Firm

The following section describes policies and procedures regarding how PG&E Corporation, Pacific Gas and Electric Company, and their consolidated affiliates may obtain services from Deloitte & Touche LLP, including limitations on the types of services that the companies may obtain, and approval procedures relating to those services.

Services Provided by the Independent Registered Public Accounting Firm

In June 2002, PG&E Corporation adopted a policy providing that the corporation and its controlled subsidiaries only could enter into new engagements with Deloitte & Touche LLP and its affiliate, Deloitte Consulting, for three types of services. The three permitted categories of services are:

•
Audit services,

•
Audit-related services, and

•
Tax services that Deloitte & Touche LLP and its affiliates are allowed to provide to Deloitte & Touche LLP's audit clients under the Sarbanes-Oxley Act.

PG&E Corporation and its subsidiaries traditionally have obtained these types of services from its independent registered public accounting firm.

Audit Committee Pre-Approval Policy for Services Provided by the Independent Registered Public Accounting Firm

At the beginning of each year, the PG&E Corporation and Pacific Gas and Electric Company Audit Committees approve the selection of the independent registered public accounting firm for that fiscal year, and approve obtaining from the accounting firm a detailed list of (1) audit services, (2) audit-related services, and (3) tax services, all up to specified fee amounts.

(1)
"Audit services" generally include audit and review of annual and quarterly financial statements and services that only the independent registered public accounting firm reasonably can provide (e.g., comfort letters, statutory audits, attest services, consents, and assistance with and review of documents filed with the Securities and Exchange Commission).

(2)
"Audit-related services" generally include assurance and related services that traditionally are performed by the independent registered public accounting firm (e.g., employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, agreed-upon procedure reports related to contractual obligations, and attest services that are not required by statute or regulation).

(3)
"Tax services" generally include compliance, tax strategy, tax appeals, and specialized tax issues, all of which also must be permitted under the Sarbanes-Oxley Act.

In determining whether to pre-approve any services from the independent registered public accounting firm, the Audit Committees assess, among other things, the impact of that service on the accounting firm's independence.

Additional Services. After the initial annual pre-approval, the Audit Committees must pre-approve any proposed engagement of the independent registered public accounting firm for any audit, audit-related, and tax services that are not included on the list of pre-approved services, and must pre-approve any listed pre-approved services that would cause PG&E Corporation or Pacific Gas and Electric Company to exceed the authorized fee amounts. Other services may be obtained from the independent registered public accounting firm only following review and approval from the applicable company's management and review and pre-approval by the applicable Audit Committee.

Delegation of Pre-Approval Authority. Each Audit Committee has delegated to the Committee Chair, or to any other independent Committee member if the Chair is not available, the authority to pre-approve audit and non-audit services provided by the company's independent registered public accounting firm. Any pre-approvals granted under this authority must be presented to the full Audit Committee at the next regularly scheduled Committee meeting.

Monitoring Pre-Approved Services. At each regular meeting of the Audit Committees, management provides a report on the nature of specific audit and non-audit services being performed by Deloitte & Touche LLP for the company and its subsidiaries, the year-to-date fees paid for those services, and a comparison of year-to-date fees to the pre-approved amounts.

Pre-Approval of Services During 2005 and 2004. During 2005 and 2004, all services provided by Deloitte & Touche LLP to PG&E Corporation, Pacific Gas and Electric Company, and their consolidated affiliates were approved under the applicable pre-approval procedures.

Item Nos. 3 and 4:
PG&E Corporation Shareholder Proposals

To Be Voted on by PG&E Corporation Shareholders Only

The following shareholder proposals and related supporting statements represent the views of the shareholders who submitted them, and not the views of PG&E Corporation. PG&E Corporation is not responsible for, and does not endorse, the content of any shareholder proposal or supporting statement. These shareholder proposals and supporting statements are included in this proxy statement pursuant to rules established by the Securities and Exchange Commission.

Item No. 3: Shareholder Proposal

Mr. Ray T. Chevedden, 5965 S. Citrus Avenue, Los Angeles, California 90043, holder of 3,000 shares of PG&E Corporation common stock, has given notice of his intention to present the following proposal for action at the PG&E Corporation annual meeting:

      "3 – Redeem or Vote Poison Pill

  RESOLVED, Shareholders request that our Board redeem any future or current poison pill, unless such poison pill is subject to a shareholder vote as a separate ballot item, to be held as soon as may be practicable. Charter or bylaw inclusion if practicable.

  Thus there would be no loophole to allow exceptions to override the implementation of a shareholder vote as soon as may be practicable. Since a vote would be as soon as may be practicable, it accordingly could take place within 4-months of the adoption of a new poison pill. To give our board valuable insight on our views of their poison pill, a vote would occur even if our board had promptly terminated a new poison pill because our board could turnaround and readopt their poison pill.

    Shareholder Accountability Sadly Lacking at Our 2005 Annual Meeting

  The ability to have a shareholder vote on a management poison pill would focus our management on greater accountability. Shareholder accountability was sadly lacking at our April 20, 2005 annual meeting. Our management moved the meeting out of San Francisco – creating a hardship for shareholders who live in San Francisco and do not have a car.

  At our 2005 annual meeting I do not believe our management followed the definitive proxy it filed with the SEC establishing the order of business. Apparently our management intended that the formal discussion of ballot items 1 through 8 would take about 5 minutes. It was a surprise that the company flashed the voting results for all 8 ballot items on a screen and shortly thereafter opened the meeting to random questions. It was amazing how fast the first person jumped up to ask the first question – "company-ringer" concern.

  Proponents of the five formal 14a-8 proposals had to interrupt the random questions to introduce their proposals. (If proponents did not formally introduce their proposals at the meeting, PG&E could argue that the votes do not count.) Our new CEO, Mr. Darbee did not initiate a call to any proponent to present a proposal.

  These random questions were readily accepted by our management. Some questions appeared to be planted by company "ringers." This included soft-ball questions and testimonials of praise. Our management had a group of uniformed military personnel wait throughout the entire 2-plus hour meeting before properly acknowledging them. Our management has repeatedly ignored requests for a transcript of this confusing and rude annual meeting.

    Pills Entrench Current Management

  "Poison Pills... prevent shareholders, and the overall market, from exercising their right to discipline management by turning it out. They entrench the current management, even when it's doing a poor job. They water down shareholders' votes and deprive them of a meaningful voice in corporate affairs."

          "Take on the Street" by Arthur Levitt, SEC Chairman, 1993-2001

    Stock Value

  If a poison pill makes our stock difficult to sell at a profit – the value of our stock could suffer.

Redeem or Vote Poison Pill
Yes on 3"

The Board of Directors of PG&E Corporation Recommends a Vote AGAINST This Proposal.

This proposal is unnecessary. The PG&E Corporation Board of Directors voted in February 2004, to terminate the shareholder rights plan (poison pill), in response to shareholders who supported a shareholder proposal on this topic at the Corporation's 2003 annual meeting.

Also, in furtherance of the Corporation's commitment to good corporate governance, in June 2004, the Board of Directors adopted a policy to submit the adoption or extension of a shareholder rights plan to a shareholder vote within 12 months of the adoption or extension. This policy was adopted in response to a shareholder proposal on this topic that was approved at the Corporation's 2004 annual meeting.

The 12-month period in the Corporation's policy provides the Board of Directors a reasonable amount of time to seek a shareholder vote on any new shareholder rights plan that the Board may adopt if it decides that such a plan is in the best interest of shareholders. The 12-month period also is consistent with the policy of Institutional Shareholder Services, a leading proxy advisory firm.

The proponent recommends that the Board obtain a shareholder vote within only four months of taking action. As a practical matter, this time period might not be sufficient for the Corporation to obtain, tally, and process the over 345,000,000 votes from the over 200,000 individuals who hold shares either in their own names or through brokers and other third parties.

The proponent's objection to the conduct of the Corporation's 2005 annual meeting is not justified, nor is it relevant to the subject matter of this proposal. Contrary to the proponent's claims, the format of the Corporation's 2005 annual meeting was designed to increase shareholder participation and management accountability to shareholders. The location of the meeting was more accessible to the Corporation's many shareholders living outside San Francisco. Unnecessary formalities were removed to provide more time for shareholders to share their thoughts with management and the Board, and to give a wider variety of shareholders an opportunity to speak and ask questions during the meeting.

All of the proposals included in the Corporation's 2005 proxy statement were presented at the annual meeting for voting and each individual who represented a shareholder proposal had an opportunity to speak about that proposal at the meeting. Preliminary voting results were presented during the meeting, consistent with past practice.

For these reasons, the PG&E Corporation Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

Item No. 4: Shareholder Proposal

Mr. Nick Rossi, P.O. Box 249, Boonville, California 95415, beneficial owner of 600 shares of PG&E Corporation common stock, has given notice of his intention to present the following proposal for action at the PG&E Corporation annual meeting:

    "4 – Independent Board Chairman

  RESOLVED: Stockholders request that our Board of Directors change our governing documents (Charter or Bylaws if practicable) to require that the Chairman of our Board serve in that capacity only and have no management duties, titles, or responsibilities. This proposal gives our company an opportunity to cure our Chairman's loss of independence should it exist or occur once this proposal is adopted.

  The primary purpose of the Board of Directors is to protect shareholders' interests by providing independent oversight of management, including our new CEO. Separating the roles of Chairman and CEO can promote greater management accountability to shareholders and lead to a more objective evaluation of our new CEO.

  When a person acts both as a company's Chairman and its CEO, a vital separation of power is eliminated – and we as the owners of our company are deprived of both a crucial protection against conflicts of interest and also of a clear and direct channel of communication to our company through our Chairman.

  The Council of Institutional Investors www.cii.org, whose members have $3 trillion invested, recommends adoption of this proposal topic.

    Mr. Darbee's Conduct at his First Annual Meeting

  The need to have one person to act solely as our Chairman was illustrated by our new CEO Mr. Darbee's conduct at his first annual meeting in 2005. Our management filed papers with the Securities and Exchange Commission leading shareholders to believe that the first formal items for discussion at our 2005 annual meeting would be the 8 ballot items – 3 from management and 5 from shareholders. However, the 5 shareholder items were not allowed to be completely presented until after nearly 2-hours and after dozens of random questions and testimonials of praise were readily accepted by Mr. Darbee (planted by company "ringer" concern).

    Ratings Downgrade

  The Corporate Library's April 26, 2005 Ratings Downgrade of our management stated: It's hard for us to believe that any board aloof and dismissive of shareholders can be genuinely effective, and we suspect that there may well be deeper, as yet undisclosed concerns here that will ultimately have a negative impact on PG&E's overall value. Combine these concerns with the company's latest reported compensation policies and practices and we find we have no choice but to downgrade PG&E's overall rating to a "D".

    Moreover

  It is well to remember that at Enron, WorldCom, Tyco, and other legends of mis-management and/or corruption, the Chairman also served as CEO. When a Chairman runs a company as Chairman and CEO, the information given to directors may or may not be accurate. If a CEO wants to cover up improprieties and directors disagree, with whom do they lodge complaints? The Chairman?

Independent Board Chairman
Yes on 4"

The Board of Directors of PG&E Corporation Recommends a Vote AGAINST This Proposal.

This proposal is not necessary. The Corporation's existing governance practices already ensure independent oversight of management and sound policymaking. These practices include the following:

•
The Corporation's Corporate Governance Guidelines state that at least 75 percent of the Board must be independent. The Guidelines' definition of "independence" can be found on page 7 of the proxy statement, and in many ways is more stringent than applicable requirements of the Securities and Exchange Commission, the New York Stock Exchange, and the American Stock Exchange.

•
The Audit Committee, the Finance Committee, the Nominating, Compensation, and Governance Committee, and the Public Policy Committee are each composed solely of independent directors, as defined in the Corporation's Corporate Governance Guidelines and applicable New York Stock Exchange and American Stock Exchange listing requirements.

•
The independent directors meet in executive session without management present during each regularly scheduled meeting of the Board of Directors.

•
The Chair of the Nominating, Compensation, and Governance Committee also serves as the lead director of the Board, and is selected by and from the independent directors. Among other things, the lead director:

•
Presides at all meetings of the Board at which the Chairman is not present, including executive session meetings of the independent directors.

•
Serves as a liaison between the Chairman and the independent directors.

•
Approves the meeting agendas, schedules, and matters raised at each meeting of the Board of Directors.

•
Has the authority to call meetings of the independent directors.

•
If requested by major shareholders, is available for consultation and direct communication.

The Corporation's Corporate Governance Guidelines provide that, based on the circumstances existing at a time that there is a vacancy in the office of either the Chairman of the Board or the Chief Executive Officer (CEO), the Board will consider whether the role of the CEO should be separate from that of Chairman of the Board, and, if the roles are separate, whether the Chairman should be selected from the independent directors or should be an employee of the Corporation.

At this time, it is neither appropriate nor prudent to prohibit the CEO from serving as Chairman. Combining the offices of CEO and Chairman contributes to a more efficient and effective Board. The CEO bears primary responsibility for managing the Corporation's business day to day, and is the person in the best position to chair regular Board meetings and help ensure that key business issues and stakeholder interests are brought to the Board's attention. Any director may request the inclusion of specific agenda items for discussion at Board meetings.

The proponent's comments regarding the conduct of the 2005 annual meeting are unjustified and they are not relevant to the subject matter of this proposal. The Corporation's response to these comments is contained in management's response to Item No. 3 (see page 31).

For these reasons, the PG&E Corporation Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

Executive Compensation

Nominating, Compensation, and Governance Committee Report on Compensation

The Nominating, Compensation, and Governance Committee of the PG&E Corporation Board of Directors (Committee) is responsible for overseeing and establishing officer compensation policies for PG&E Corporation and its subsidiaries, including Pacific Gas and Electric Company. The Committee also oversees the equity-based incentive programs of PG&E Corporation as well as other employee benefit plans. The Committee is composed entirely of independent directors as defined by the New York Stock Exchange and the Pacific Exchange, and each company's Corporate Governance Guidelines.

This report relates to the compensation for officers of PG&E Corporation and Pacific Gas and Electric Company during the fiscal year ended December 31, 2005.

For 2005, compensation for the Chief Executive Officers of PG&E Corporation and Pacific Gas and Electric Company was approved by the independent members of the applicable Board of Directors, who ratified the recommendations of the Committee.

Compensation for all other PG&E Corporation and Pacific Gas and Electric Company officers is approved by the Committee, except that the Committee has delegated to the PG&E Corporation Chief Executive Officer the authority to approve compensation for certain officers of PG&E Corporation and Pacific Gas and Electric Company. However, under New York Stock Exchange rules, the Committee may not delegate authority to approve compensation for individuals who are "executive officers" for purposes of Section 16 of the Securities Exchange Act.

The Committee retains an independent consulting firm, Hewitt Associates, to help evaluate PG&E Corporation's compensation policies, to provide information about industry compensation practices and competitive pay levels, and to recommend compensation alternatives which are consistent with PG&E Corporation's compensation policies. Founded in 1940, Hewitt Associates is a major global human resources consulting and outsourcing firm.

Officer Compensation Philosophy

The Committee established compensation programs for 2005 to meet three objectives:

•
To emphasize long-term incentives to further align shareholders' and officers' interests, and focus employees on enhancing total return for shareholders.

•
To attract, retain, and motivate employees with the necessary mix of skills and experience for the development and successful operation of PG&E Corporation's businesses.

•
To minimize short-term and long-term costs and reduce corporate exposure to longer-term financial risk.

In addition, the Committee defines the specific compensation objectives for all officers as follows:

•
A significant component of every officer's compensation should be tied directly to PG&E Corporation's performance for shareholders.

•
Target cash compensation (base salary and target short-term incentive) should be equal to the average target cash compensation for comparable officers in the comparator group.

•
Consistent with the Corporation's performance aspiration of being a top quartile performer, it is the Committee's objective to set long-term incentive targets for officers at this performance level that are equal to the 75th percentile target compensation for comparable officers in the comparator group.

In order to provide compensation that is competitive with companies similar to PG&E Corporation in 2005, the Committee selected a group consisting of 15 other major energy companies (the comparator group) that are comparable to PG&E Corporation in size, scope, business mix, and other characteristics. The majority of the companies in the comparator group are included in the Dow Jones Utility Index.

In June 2005, the Committee approved a modification to the comparator group to address changes in the industry over the last few years. Beginning in 2006, the comparator group for officer compensation programs will consist of all companies listed in the Dow Jones Utility Index and the Standard & Poor's Electric Utilities Index, and all investor-owned California utilities, currently 26 companies.

Under Section 162(m) of the U.S. Internal Revenue Code (the "Code"), a public corporation may not take a tax deduction for compensation in excess of $1 million paid to any of the five highest paid officers, unless certain specific and detailed criteria are satisfied. Section 162(m) does not limit the deductibility of qualified performance-based compensation (as defined in the tax law). When evaluating compensation program alternatives, the Committee's philosophy is to retain maximum program flexibility in designing competitive, performance-based compensation programs that meet the Committee's stated objectives and protect shareholder interests. The Committee considers the potential impact of Section 162(m) on PG&E Corporation's compensation programs, and how that comports with the Committee's overall compensation philosophy. The Committee does not limit compensation to those levels or types of compensation that will be deductible.

Officer Compensation

The principal components of officer compensation at PG&E Corporation and Pacific Gas and Electric Company are: (1) base salary, (2) short-term incentives, (3) long-term incentives, and (4) benefits. The considerations underlying 2005 officer compensation are described below.

Base Salary

Executive officer salaries at PG&E Corporation and Pacific Gas and Electric Company are reviewed annually by the Committee based on (1) the results achieved by each individual, (2) expected corporate financial performance, measured by combined earnings per share, dividends, and stock price performance, and (3) changes in the salaries paid to comparable executive officers in the comparator group.

In setting the 2005 base salary levels for the executive officers of PG&E Corporation and Pacific Gas and Electric Company, the Committee's objective was to make the salary paid to each executive officer (including the companies' Chief Executive Officers) approximately equal to the average of the salaries paid to the comparable executive officers in the comparator group.

The overall average of the base salaries received by each executive officer of PG&E Corporation and Pacific Gas and Electric Company (including the companies' Chief Executive Officers) for 2005 was approximately equal to the average base salaries paid to the comparable executive officers in the comparator group.

Short-Term Incentives

The PG&E Corporation and Pacific Gas and Electric Company Short-Term Incentive Plans for 2005 were designed to provide annual incentives to all officers based on the level of achievement in meeting key corporate financial and strategic objectives and, where appropriate, line of business results.

At the beginning of the year, targets are set based on each officer's responsibilities and salary level. Final amounts are determined by the Committee and may range from zero to twice the target, depending on corporate and individual officer performance as measured against the key corporate objectives. The Committee has discretion to adjust or modify any of the performance measures.

In 2005, PG&E Corporation achieved earnings from operations of $907 million. The majority of PG&E Corporation and Pacific Gas and Electric Company officers received Short-Term Incentive Plan awards that ranged from 141 percent to 150 percent of their target awards.

Long-Term Incentives

For 2005, various types of stock-based incentives were granted to officers and other key employees of the Corporation and Pacific Gas and Electric Company under the PG&E Corporation Long-Term Incentive Program (PG&E LTIP). The PG&E LTIP expired on December 31, 2005, and was replaced by its successor, the PG&E Corporation 2006 Long-Term Incentive Plan (2006 LTIP), which also permits similar long-term stock-based incentives to be granted to officers and other key employees of the Corporation and Pacific Gas and Electric Company. PG&E Corporation's performance aspiration is to be a top quartile performer. Consistent with this performance aspiration, the Committee's objective is to set long-term incentive targets for officers at this performance level that are equal to the 75th percentile target compensation for comparable officers in the comparator group.

The Committee uses a mixture of equity-based incentives to provide long-term incentive compensation, including stock options, restricted stock, and performance shares. The size of each officer's grant is determined primarily based on the compensation objectives described above.

Performance Shares. Performance shares provide incentives based on a comparison of total shareholder return (dividends plus stock price appreciation) with returns provided by the comparator group over a three-year period.

Performance shares are hypothetical shares of stock that vest at the end of a three-year period and are settled in cash only if performance targets are met. For performance shares granted in 2005, the amount of cash, if any, that recipients are entitled to receive following the vesting date will be based on a payout percentage measured by the performance of PG&E Corporation's total shareholder returns (TSR) for the prior three-year calendar period compared to the TSR of the 15 other companies in the comparator group. There will be no payout for TSR performance below the 25th percentile of the comparator group. TSR performance at the 25th percentile will result in a 25 percent payout of performance shares; TSR performance at the 75th percentile will result in a 100 percent payout of performance shares; and TSR performance at the 90th percentile or greater will result in a 200 percent payout of performance shares. For performance between the 25th percentile and the target, and between the target and the 90th percentile, award payouts are determined by straight-line interpolation.

Stock Options. Stock options provide incentives based on PG&E Corporation's ability to sustain financial performance. Officers and other key employees of PG&E Corporation and its subsidiaries receive stock options based on their responsibilities. After options vest, the holder may purchase a specified number of shares of PG&E Corporation common stock at the market price on the date of grant.

Stock options granted in 2005 vest in annual increments of 25 percent on the first, second, third, and fourth anniversaries of the date of grant. Options generally must be exercised within 10 years of the date of grant.

Restricted Stock. Restricted stock provides incentives based on its intrinsic economic value, and its future value as tied to the price performance of PG&E Corporation common stock. Officers and other key employees of PG&E Corporation receive restricted stock based on their responsibilities and performance. Restricted stock also aligns the recipients' motivational interests with those of shareholders.

For restricted stock granted in 2005, the restrictions lapse in annual increments of up to 25 percent on the first business day of each of the next four years following the date of grant.

CEO Compensation

The Committee followed the philosophy described above in determining 2005 compensation for Peter A. Darbee, Chief Executive Officer of PG&E Corporation, and for Gordon R. Smith, who served as Chief Executive Officer of Pacific Gas and Electric Company through December 31, 2005.

Mr. Darbee received an annual base salary of $850,000 in 2005. The salary level for Mr. Darbee is in the bottom quartile when compared to the salaries of chief executive officers in the comparator group, reflecting his tenure in the Chief Executive Officer position and the fact that he did not have the additional responsibility of Chairman of the Board in 2005. As noted in the accompanying compensation tables, during 2005, Mr. Darbee also received stock options, restricted stock, and performance shares. These grants were made based on the same factors and criteria as apply to similar grants for other PG&E Corporation officers.

Mr. Smith received an annual base salary of $810,000 in 2005. The salary level for Mr. Smith is above the average salary of senior executive officers in comparable positions in the comparator group. As noted in the accompanying compensation tables, during 2005, Mr. Smith also received stock options, restricted stock, and performance shares. These grants were made based on the same factors and criteria as apply to similar grants for other Pacific Gas and Electric Company officers.

Summary

We, the members of the Nominating, Compensation, and Governance Committee of the Board of Directors of PG&E Corporation, believe that the compensation programs of PG&E Corporation and Pacific Gas and Electric Company are successful in attracting and retaining qualified employees and in tying compensation directly to performance for shareholders. We will continue to monitor closely the effectiveness and appropriateness of each of the components of compensation to reflect changes in the business environment of PG&E Corporation and Pacific Gas and Electric Company.

March 14, 2006

Nominating, Compensation, and Governance Committee of the Board of Directors of PG&E Corporation

C. Lee Cox, Chair
David A. Coulter
Barbara L. Rambo
Barry Lawson Williams

Summary Compensation Table

This table summarizes the principal components of compensation paid to the Chief Executive Officers, the Chairman of the Board, and other officers, including the other most highly compensated executive officers of PG&E Corporation and Pacific Gas and Electric Company during the past year.

	Annual Compensation				Long-Term Compensation
					Awards		Payouts
Name and Principal Position*	Year	Salary ($)	Bonus ($)(1)	Other Annual Compen- sation ($)(2)	Restricted Stock Award(s) ($)(3)	Securities Underlying Options/SARs (# of Shares)	LTIP Payouts ($)(4)	All Other Compen- sation ($)(5)
Peter A. Darbee(a) President and Chief Executive Officer of PG&E Corporation	2005 2004 2003	$850,000 525,000 490,000	$1,239,300 585,926 526,162	$178,846 2,339 2,368	$827,481 372,506 678,269	108,700 67,200 101,300	$3,472 366,928 4,023,098	$38,539 25,851 329,140
Christopher P. Johns Senior Vice President, Chief Financial Officer, and Treasurer of PG&E Corporation and Pacific Gas and Electric Company	2005 2004 2003	$475,000 316,860 290,700	$380,903 272,024 240,118	$3,548 2,339 2,368	$231,470 186,253 265,537	30,400 33,600 39,700	$0 114,323 195,256	$35,994 14,478 136,645
Bruce R. Worthington Senior Vice President and General Counsel of PG&E Corporation	2005 2004 2003	$475,000 455,000 425,000	$380,903 429,679 386,155	$3,548 2,339 836,295	$297,840 335,201 530,708	39,100 60,500 79,300	$0 324,126 2,310,713	$35,432 34,746 306,575
Gordon R. Smith(b) Senior Vice President of PG&E Corporation; President and Chief Executive Officer of Pacific Gas and Electric Company	2005 2004 2003	$810,000 780,000 735,000	$855,360 1,075,230 906,255	$152,108 951 2,402,048	$529,311 596,065 943,441	69,550 107,550 140,900	$0 469,974 5,842,500	$3,005,554 37,652 453,723
Thomas B. King(c) Executive Vice President and Chief Operating Officer of Pacific Gas and Electric Company	2005 2004 2003	$570,000 520,000 500,000	$563,200 621,244 519,350	$0 0 23,780	$330,860 368,713 530,708	43,450 65,150 79,300	$17,111 513,304 2,938,351	$25,754 68,714 659,488
Robert D. Glynn, Jr.(d) Chairman of the Board of PG&E Corporation and Pacific Gas and Electric Company	2005 2004 2003	$1,090,000 1,090,000 1,050,000	$1,589,220 1,871,530 1,734,600	$163,664 103,123 3,154,268	$0 1,415,960 2,169,950	0 255,000 486,000	$0 639,790 9,879,911	$201,939 62,225 666,050
*
The principal positions shown are as of December 31, 2005.

(a)
Mr. Darbee served as President and Chief Executive Officer of PG&E Corporation through December 31, 2005. Effective January 1, 2006, he was elected Chairman of the Board, Chief Executive Officer, and President of PG&E Corporation and Chairman of the Board of Pacific Gas and Electric Company.

(b)
Mr. Smith served as Senior Vice President of PG&E Corporation and President and Chief Executive Officer of Pacific Gas and Electric Company through December 31, 2005.

(c)
Mr. King was elected Senior Vice President of PG&E Corporation and President and Chief Executive Officer of Pacific Gas and Electric Company effective January 1, 2006.

(d)
Mr. Glynn served as Chairman of the Board of PG&E Corporation and Pacific Gas and Electric Company through December 31, 2005.

(1)
Represents payments received or deferred in 2006, 2005, and 2004 for achievement of corporate and organizational objectives in 2005, 2004, and 2003, respectively, under the Short-Term Incentive Plan.

(2)
Amounts reported consist of (i) reportable officer benefits, including perquisite allowances (Mr. Darbee $35,000 in 2005, Mr. Smith $25,000 in 2005, and Mr. Glynn $35,000 in each of 2005, 2004, and 2003), amounts for non-business related travel (Mr. Glynn $8,048 in 2005, $60,221 in 2004, and $62,998 in 2003), and, for 2005, commute services (Mr. Darbee $134,177, Mr. Smith $122,761, and Mr. Glynn $110,954), (ii) payments of related taxes, and (iii) for 2003, the cost of annuities and associated tax restoration payments to replace existing retirement benefits. The annuities will not change the amount and timing of after-tax benefits that would have been provided upon retirement under existing arrangements. Amounts reported for 2005 include benefits that did not previously require disclosure.

(3)
As of the end of the year, the aggregate number of shares or units of restricted stock held by each named officer, and the value using the year-end closing price of a share of PG&E Corporation common stock of $37.12, were: Mr. Darbee 58,532 (with a value of $2,172,708), Mr. Johns 21,227 (with a value of $787,946), Mr. Worthington 36,414 (with a value of $1,351,688), Mr. Smith 64,734 (with a value of $2,402,926), Mr. King 38,299 (with a value of $1,421,659), and Mr. Glynn 113,261 (with a value of $4,204,248). The restrictions lapse in annual increments of up to 25 percent on the first business day of each of the four years following the grant, subject to the recipient's continued employment. For the grant made in 2003, 20 percent of each year's increment is subject to forfeiture if PG&E Corporation fails to be in the top quartile of the comparator group as measured by relative annual total shareholder return at the end of the prior year. With respect to the 2003 grant to Mr. Glynn, 25 percent of each year's increment is subject to forfeiture if PG&E Corporation fails to be in the top quartile of the comparator group as measured by total shareholder return at the end of the prior year, and an additional 25 percent is subject to forfeiture if PG&E Corporation fails to be in the top half of the comparator group. PG&E Corporation's 2005 performance was in the top half but not the top quartile of its comparator group. Therefore, the shares subject to the top quartile performance requirement were cancelled in 2006. The shares of restricted stock have the same dividend rights as unrestricted shares of PG&E Corporation common stock.

(4)
Represents (i) payments received or deferred for achievement of corporate performance objectives over 3-year rolling periods under the Performance Unit Plan, and (ii) vested common stock equivalents called Special Incentive Stock Ownership Premiums (SISOPs) earned by officers under the Executive Stock Ownership Program and additional common stock equivalents reflecting dividends accrued on those SISOPs.

(5)
Amounts reported for 2005 consist of: (i) contributions to defined contribution retirement plans (Mr. Darbee $6,375, Mr. Johns $7,374, Mr. Worthington $3,562, Mr. Smith $9,322, Mr. King $9,450, and Mr. Glynn $9,450), (ii) contributions received or deferred under excess benefit arrangements associated with defined contribution retirement plans (Mr. Darbee $31,875, Mr. Johns $14,001, Mr. Worthington $17,812, Mr. Smith $27,128, Mr. King $16,200, and Mr. Glynn $39,600), (iii) above-market interest on deferred compensation (Mr. Darbee $289, Mr. Johns $4, Mr. Worthington $356, Mr. Smith $163, Mr. King $104, and Mr. Glynn $1,966), (iv) amounts received pursuant to separation agreements (Mr. Smith $2,835,000), and (v) sale of vacation (Mr. Johns $14,615, Mr. Worthington $13,702, Mr. Smith $133,941, and Mr. Glynn $150,923).

Option/SAR Grants in 2005

This table summarizes the distribution and the terms and conditions of stock options granted to the officers named in the Summary Compensation Table during the past year.

Individual Grants					Grant Date Value
Name	Number of Securities Underlying Options/SARs Granted(#)(1)(2)	% of Total Options/SARs Granted to Employees in 2005(2)	Exercise or Base Price ($/Sh)(3)	Expiration Date(4)	Grant Date Present Value ($)(5)
Peter A. Darbee	108,700	7.47%	$33.02	01-04-2015	$833,729
Christopher P. Johns	30,400	2.09%	33.02	01-04-2015	233,168
Bruce R. Worthington	39,100	2.69%	33.02	01-04-2015	299,897
Gordon R. Smith	69,550	4.78%	33.02	01-04-2015	533,449
Thomas B. King	43,450	2.99%	33.02	01-04-2015	333,262
Robert D. Glynn, Jr.	0	0%			0
(1)
All options granted to officers in 2005 are exercisable as follows: 25 percent of the options may be exercised on or after the first anniversary of the date of grant, 50 percent on or after the second anniversary, 75 percent on or after the third anniversary, and 100 percent on or after the fourth anniversary, provided that options will vest immediately upon the occurrence of certain events. No options were accompanied by tandem dividend equivalents.

(2)
No stock appreciation rights (SARs) have been granted since 1991.

(3)
The exercise price is equal to the closing price of PG&E Corporation common stock on the date of grant.

(4)
All options granted to officers in 2005 expire 10 years and 1 day from the date of grant, subject to earlier expiration in the event of the officer's termination of employment with PG&E Corporation, Pacific Gas and Electric Company, or one of their subsidiaries.

(5)
Estimated present values are based on the Black-Scholes Model, a mathematical formula used to value options traded on stock exchanges. The Black-Scholes Model considers a number of factors, including the expected volatility and dividend rate of the stock, interest rates, and time of exercise of the option. The following assumptions were used in applying the Black-Scholes Model to the 2005 option grants shown in the table above: (i) volatility of 33.3 percent, (ii) risk-free rate of return of 4.10 percent, (iii) dividend yield of $1.20, and (iv) an exercise date 10 years after the date of grant. The ultimate value of the options will depend on the future market price of PG&E Corporation common stock, which cannot be forecast with reasonable accuracy. That value will depend on the future success achieved by employees for the benefit of all shareholders. The estimated grant date present value for the options shown in the table was $7.67 per share.

Aggregated Option/SAR Exercises in 2005 and Year-End Option/SAR Values

This table summarizes exercises of stock options and tandem stock appreciation rights (granted in prior years) by the officers named in the Summary Compensation Table during the past year, as well as the number and value of all unexercised options held by such named officers at the end of 2005.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at End of 2005 (#) (Exercisable/ Unexercisable)	Value of Unexercised In-the-Money Options/SARs at End of 2005 ($)(1) (Exercisable/ Unexercisable)
Peter A. Darbee	253,391	$3,159,728	0/209,750	$0/$2,084,258
Christopher P. Johns	79,700	811,576	69,050/75,450	1,368,170/820,692
Bruce R. Worthington	196,825	3,877,782	167,525/124,125	1,125,006/1,501,590
Gordon R. Smith	366,679	3,967,467	220,662/0	2,668,732/0
Thomas B. King	122,700	1,913,666	248,245/131,962	2,897,003/1,549,832
Robert D. Glynn, Jr.	1,158,973	12,168,621	484,250/0	8,244,893/0
(1)
Based on the difference between the option exercise price (without reduction for the amount of accrued dividend equivalents, if any) and a fair market value of $37.12, which was the closing price of PG&E Corporation common stock on December 30, 2005.

Long-Term Incentive Program – Awards in 2005

This table summarizes the long-term incentive grants made to the officers named in the Summary Compensation Table during the past year.

	Awards			Estimated Future Payouts Under Non-Stock Price-Based Plans
Name	Number of Shares, Units, or Other Rights(1)		Performance or Other Period Until Maturation or Payout	Threshold ($ or #)(2)	Target ($ or #)(2)	Maximum ($ or #)(2)
Peter A. Darbee	25,060	(1)	3 years	0 units	25,060 units	50,120 units
Christopher P. Johns	7,010 2,504	(1) (3)	3 years 3 years	0 units	7,010 units	14,020 units
Bruce R. Worthington	9,020	(1)	3 years	0 units	9,020 units	18,040 units
Gordon R. Smith	16,030	(1)	3 years	0 units	16,030 units	32,060 units
Thomas B. King	10,020	(1)	3 years	0 units	10,020 units	20,040 units
Robert D. Glynn, Jr.	0
(1)
Represents performance shares granted under the Long-Term Incentive Program. The shares vest three years after the grant year and are earned based on PG&E Corporation's 3-year cumulative total shareholder return (dividends plus stock price appreciation) as compared with that achieved by other companies in the comparator group. Each time a cash dividend is paid on PG&E Corporation common stock, an amount equal to the cash dividend per share multiplied by the number of shares held by the recipient will be accrued on behalf of the recipient and, at the end of the vesting period, the amount of accrued dividend equivalents will be increased or decreased by the same percentage used to increase or decrease the number of vested performance shares for the period.

(2)
Payments for performance shares are determined by multiplying the number of shares earned for a given period by the average market price of PG&E Corporation common stock for the 30 calendar day period prior to the end of the period.

(3)
Represents common stock equivalents called Special Incentive Stock Ownership Premiums (SISOPs) earned under the Executive Stock Ownership Program. SISOPs are earned by eligible officers who achieve and maintain minimum PG&E Corporation common stock ownership levels as set by the Nominating, Compensation, and Governance Committee. All of the officers named in the Summary Compensation Table on page 36 are eligible officers. Each SISOP represents a share of PG&E Corporation common stock that vests at the end of three years. Units can be forfeited prior to vesting if an eligible officer fails to maintain his or her minimum stock ownership level. Upon retirement or termination, vested SISOPs are distributed in the form of an equivalent number of shares of PG&E Corporation common stock.

Retirement Benefits

PG&E Corporation and Pacific Gas and Electric Company provide retirement benefits to all of the officers named in the Summary Compensation Table on pages 36 and 37. The benefit formula for eligible officers is 1.7 percent of the average of the three highest combined salary and annual Short-Term Incentive Plan payments during the last 10 years of service multiplied by years of credited service.

During 2002 and 2003, annuities were purchased to replace a significant portion of the unfunded retirement benefits for certain officers whose entire accrued benefit could not be provided under the Retirement Plan due to tax code limits. The annuities will not change the amount or timing of the after-tax benefits that would have been provided upon retirement under the Supplemental Executive Retirement Plan (SERP) or similar arrangements. In connection with the annuities, tax restoration payments were made such that the annuitization was tax-neutral to the officer.

Effective July 1, 2003, Mr. Darbee and Mr. King became participants in the SERP with five years of credited service. Mr. Darbee and Mr. King will each earn an additional five years of credited service, provided that they are employed by PG&E Corporation or a subsidiary on July 1, 2008.

As of December 31, 2005, the estimated pre-tax annual retirement benefits payable under the SERP or similar arrangements (assuming credited service to age 65), adjusted to reflect the effect of the annuities, for the most highly compensated executive officers were as follows: Mr. Darbee $460,435, Mr. Johns $290,525, Mr. Worthington $398,510, and Mr. King $567,129. The estimated annual retirement benefits are single life annuity benefits and would not be subject to any Social Security offsets. Mr. Smith and Mr. Glynn retired December 31, 2005, and are entitled to annual retirement benefits of $478,332 and $452,279, respectively. Mr. Smith's and Mr. Glynn's retirement benefits have been adjusted to reflect the effect of the annuities and the election of 100% joint and survivor annuity benefits, and are not subject to Social Security offsets.

Employment Contracts, Termination of Employment, and Change in Control Provisions

What types of employment contracts exist for officers named in the Summary Compensation Table?

No employment contracts exist between those officers and PG&E Corporation or Pacific Gas and Electric Company. Both companies have a policy against entering into employment contracts generally.

What types of payments do officers named in the Summary Compensation Table receive if they are terminated without cause?

The PG&E Corporation Officer Severance Policy, which covers most officers of PG&E Corporation and its subsidiaries, including the officers named in the Summary Compensation Table, provides benefits if a covered officer is terminated without cause. In most situations, benefits under the policy include:

1.
A lump sum payment of one and one-half or two times annual base salary and Short-Term Incentive Plan target (the applicable severance multiple being dependent on an officer's level),

2.
Continued vesting of equity-based incentives for 18 months or two years after termination (depending on the applicable severance multiple),

3.
Accelerated vesting of up to two-thirds of the common stock equivalents granted under the Executive Stock Ownership Program (depending on an officer's level), and

4.
Payment of health care insurance premiums for 18 months after termination.

The severance benefit is generally paid to the officer in a lump sum. However, if the officer is covered by PG&E Corporation's Supplemental Executive Retirement Plan and is less than 55 years old, a portion of that officer's benefits will be converted to additional years of age, up to 55 years, for purposes of calculating pension benefits, with the remaining portion of the severance benefit, if any, paid in a lump sum. If the additional age resulting from such conversion does not result in an age of 55, the officer will be paid the entire severance benefit in a lump sum.

What types of payments are triggered for officers named in the Summary Compensation Table upon a change in control?

PG&E Corporation Officer Severance Policy. The PG&E Corporation Officer Severance Policy provides covered officers with alternative benefits that apply upon a "double trigger," i.e., after (1) actual or constructive termination of the covered officer (2) following a change in control or potential change in control. Constructive termination includes certain changes to a covered officer's responsibilities, compensation, or place of employment.

In the event of an officer's termination following a change in control or potential change in control, the policy provides for a lump sum payment equal to the total of:

1.
Unpaid base salary earned through the termination date,

2.
Short-Term Incentive Plan target calculated for the fiscal year in which termination occurs (Target Bonus),

3.
Any accrued but unpaid vacation pay, and

4.
Three times the sum of Target Bonus and the officer's annual base salary in effect immediately before either the date of termination or the change in control, whichever base salary is greater.

Change in control termination benefits also include reimbursement of excise taxes levied upon the severance benefit under Internal Revenue Code Section 4999. In addition, benefits conditioned upon continued future employment will accelerate in full.

Benefits provided under the Officer Severance Policy also are subject to the Golden Parachute Restriction Policy, which is discussed below.

PG&E Corporation Golden Parachute Restriction Policy. On February 15, 2006, the PG&E Corporation Board of Directors adopted a policy requiring shareholder approval of executive severance payments provided in connection with a change in control of PG&E Corporation, to the extent that those payments exceed 2.99 times the sum of a covered officer's base salary and target annual bonus. This policy responds to a shareholder proposal that was approved by shareholders at the PG&E Corporation 2005 annual meeting.

The Golden Parachute Restriction Policy would apply to the value of cash, special benefits, or perquisites that are due to the executive following both (1) a change in control, and (2) the termination or constructive termination of an officer covered by the Officer Severance Policy. It would not apply to the value of benefits that would be triggered by a change in control without severance, or to the value of benefits that would be triggered by severance in the absence of a change in control. The proposed Golden Parachute Restriction Policy also would not apply to certain enumerated payments, including, among others, compensation for services rendered prior to termination, tax restoration payments, and accelerated vesting or settlement of equity awards.

The Golden Parachute Restriction Policy became effective upon adoption on February 15, 2006, subject to existing contractual obligations in the Officer Severance Policy. The Officer Severance Policy provides that if the Policy is amended in a manner that creates an aggregate negative impact on officers covered by the Policy, those amendments do not become effective until three years after those covered officers receive notice of the change. For officers who were subject to the Officer Severance Policy on February 15, 2006, benefits provided under the Officer Severance Policy will not be subject to the Golden Parachute Restitution Policy until sometime during 2009.

The PG&E Corporation Long-Term Incentive Program and PG&E Corporation 2006 Long-Term Incentive Plan. Effective January 1, 2006, the prior PG&E Corporation Long-Term Incentive Program (PG&E LTIP) was replaced by the PG&E Corporation 2006 Long-Term Incentive Plan (2006 LTIP). For awards granted under the PG&E LTIP and awards granted in 2006 under the 2006 LTIP, upon a change in control:

1.
Any time periods relating to the exercise or realization of any stock-based incentive (including performance shares, stock options, performance units, and common stock equivalents granted under the Executive Stock Ownership Program) will be accelerated so that such incentive may be exercised or realized in full immediately upon the change in control,

2.
All shares of restricted stock will immediately cease to be forfeitable, and

3.
All conditions relating to the realization of any stock-based incentive will terminate immediately.

Starting with grants made for 2007 under the 2006 LTIP, such acceleration and automatic vesting upon a change in control will occur only if either (1) the successor company fails to continue previously granted awards in a manner that preserves the value of those awards, or (2) the award recipient is terminated during a set period of time before and after the change in control.

What constitutes a change in control?

On February 15, 2006, the PG&E Corporation Board of Directors amended the definition of "change in control" reflected in the PG&E Corporation Officer Severance Policy and the 2006 LTIP. Prior to the effective date of these amendments, the definition of "change in control" included shareholder approval of certain consolidation or merger transactions. The amendments provide that a "change in control" occurs upon the consummation of a transaction following shareholder approval, rather than upon shareholder approval alone. The amendments address issues raised in a shareholder proposal that was approved by shareholders at the PG&E Corporation 2005 annual meeting.

Specifically, the PG&E Corporation Officer Severance Policy and 2006 LTIP, as amended, define a change in control as follows:

1.
Any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, but excluding any benefit plan for employees or any trustee, agent, or other fiduciary for any such plan acting in such person's capacity as such fiduciary), directly or indirectly, becomes the beneficial owner of securities of PG&E Corporation representing 20 percent or more of the combined voting power of PG&E Corporation's then outstanding securities,

2.
During any two consecutive years, individuals who at the beginning of that period constitute the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors, unless the election, or the nomination for election by the shareholders of the Corporation, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, or

3.
Any consolidation or merger of the Corporation shall have been approved by the shareholders and consummated, other than a merger or consolidation that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent of such surviving entity) at least 70 percent of the combined voting power of the Corporation, such surviving entity, or the parent of such surviving entity outstanding immediately after the merger or consolidation,

4.
The shareholders of the Corporation shall have approved:

a.
Any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation, or

b.
Any plan or proposal for the liquidation or dissolution of the Corporation.

For purposes of this definition, the term "combined voting power" means the combined voting power of the then outstanding voting securities of the Corporation or the other relevant entity.

The amended definition of "change in control" in the 2006 LTIP will become effective starting with grants for 2007. The amendments to the Officer Severance Policy became effective upon adoption, subject to existing contractual obligations in the Officer Severance Policy (discussed above under "Golden Parachute Restriction Policy"). For officers covered by the Officer Severance Policy on February 15, 2006, the Policy's amended definition of "change in control" will become effective sometime during 2009.

Comparison of Five-Year Cumulative Total Shareholder Return(1)

This graph compares the cumulative total return on PG&E Corporation common stock (equal to dividends plus stock price appreciation) during the past five fiscal years with that of the Standard & Poor's 500 Stock Index and the Dow Jones Utilities Index.

Year End

(1)
Assumes $100 invested on December 31, 2000, in PG&E Corporation common stock, the Standard & Poor's 500 Stock Index, and the Dow Jones Utilities Index, and assumes quarterly reinvestment of dividends. The total shareholder returns shown are not necessarily indicative of future returns.

Report of the Audit Committees

The Audit Committees of PG&E Corporation and Pacific Gas and Electric Company are comprised of independent directors and operate under written charters adopted by their respective Boards of Directors. The members of the Audit Committees of PG&E Corporation and Pacific Gas and Electric Company are identical. At both PG&E Corporation and Pacific Gas and Electric Company, management is responsible for internal controls and the integrity of the financial reporting process.

In this regard, management has assured the Audit Committees that the consolidated financial statements of PG&E Corporation and Pacific Gas and Electric Company were prepared in accordance with generally accepted accounting principles. In addition, the Committees reviewed and discussed these consolidated financial statements with management and the independent auditors. The Committees also reviewed with the independent auditors matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Deloitte & Touche LLP was the independent auditor for PG&E Corporation and Pacific Gas and Electric Company in 2005. The Corporation's independent auditors provided to the Committees the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Committees discussed with the independent auditors that firm's independence.

Based on the Committees' reviews and discussion with management and the independent auditors, the Committees recommended to the Boards of Directors that the audited consolidated financial statements for PG&E Corporation and Pacific Gas and Electric Company be included in the PG&E Corporation and Pacific Gas and Electric Company Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

March 14, 2006

Audit Committees of the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company

Barry Lawson Williams, Chair
David R. Andrews
Leslie S. Biller
Maryellen C. Herringer
Mary S. Metz

Other Information

Principal Shareholders

The following table presents certain information regarding shareholders that PG&E Corporation and Pacific Gas and Electric Company know are the beneficial owners of more than 5 percent of any class of voting securities of PG&E Corporation or Pacific Gas and Electric Company as of February 1, 2006:

Class of Stock	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Pacific Gas and Electric Company stock(1)	PG&E Corporation(2) One Market, Spear Tower, Suite 2400 San Francisco, CA 94105	279,624,823	96.44%
(1)
Pacific Gas and Electric Company's common stock and preferred stock vote together as a single class. Each share is entitled to one vote.

(2)
As a result of the formation of the holding company on January 1, 1997, PG&E Corporation became the holder of all issued and outstanding shares of Pacific Gas and Electric Company common stock. As of February 1, 2006, PG&E Corporation and a subsidiary held 100 percent of the issued and outstanding shares of Pacific Gas and Electric Company common stock, and neither PG&E Corporation nor any of its subsidiaries held shares of Pacific Gas and Electric Company preferred stock.

Section 16(a) Beneficial Ownership Reporting Compliance

In accordance with Section 16(a) of the Securities Exchange Act of 1934 and Securities and Exchange Commission regulations, PG&E Corporation's and Pacific Gas and Electric Company's directors and certain officers, and persons who own greater than 10 percent of PG&E Corporation's or Pacific Gas and Electric Company's equity securities must file reports of ownership and changes in ownership of such equity securities with the Securities and Exchange Commission and the principal national securities exchange on which those securities are registered, and must furnish PG&E Corporation or Pacific Gas and Electric Company with copies of all such reports they file.

Based solely on review of copies of such reports received or written representations from certain reporting persons, PG&E Corporation and Pacific Gas and Electric Company believe that during 2005 all filing requirements applicable to their respective directors, officers, and 10 percent shareholders were satisfied. No information is reported for individuals during periods in which they were not directors, officers, or 10 percent shareholders of the respective company.

By Order of the Boards of Directors of
PG&E Corporation and
Pacific Gas and Electric Company,

Linda Y.H. Cheng
Vice President, Corporate Governance and Corporate Secretary
PG&E Corporation and
Pacific Gas and Electric Company

Your proxy is solicited on behalf of the PG&E Corporation Board of Directors. Unless contrary instructions are given below, the designated proxies will vote the PG&E Corporation shares for which they hold proxies FOR Items 1 and 2 and AGAINST Items 3 and 4.	Please Mark Here for Address Change	☐
SEE REVERSE SIDE

PG&E CORPORATION DIRECTORS RECOMMEND A VOTE FOR MANAGEMENT ITEMS 1 and 2.

	FOR ALL	WITHHOLD FOR ALL		FOR	AGAINST	ABSTAIN
ITEM 1. ELECTION OF DIRECTORS	☐	☐	ITEM 2. RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐
NOMINEES ARE:
01-David R. Andrews, 02-Leslie S. Biller, 03-David A. Coulter, 04-C. Lee Cox, 05-Peter A. Darbee, 06-Maryellen C. Herringer, 07-Mary S. Metz, 08-Barbara L. Rambo, 09-Barry Lawson Williams
WILL ATTEND
WITHHOLD vote only for:			If you plan to attend the Annual Meeting, please mark the Will Attend box			☐

PG&E CORPORATION DIRECTORS RECOMMEND A VOTE AGAINST SHAREHOLDER ITEMS 3 and 4.
				FOR	AGAINST	ABSTAIN
ITEM 3. POISON PILL				☐	☐	☐
				FOR	AGAINST	ABSTAIN
ITEM 4. INDEPENDENT BOARD CHAIRMAN				☐	☐	☐

Signature	Signature	Date

If you are signing for the shareholder, please sign the shareholder's name and your name, and specify the capacity in which you act.

- If you are not submitting your proxy over the Internet or by telephone, please detach here and mail this proxy card in the enclosed envelope. -

Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week

PROXIES AND VOTING INSTRUCTIONS SUBMITTED OVER THE INTERNET OR BY TELEPHONE MUST BE
RECEIVED BY 11:59 P.M., EASTERN TIME, ON TUESDAY, APRIL 18, 2006.

PRIOR TO VOTING, READ THE ACCOMPANYING JOINT PROXY STATEMENT AND THE ABOVE PROXY CARD.

Internet http://www.proxyvoting.com/pcg		Telephone 1-866-540-5760		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone in the U.S. or Canada to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign, and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy over the Internet or by telephone, you do NOT need to return your proxy card.

You can view the Proxy Statement and Annual Report on the Internet at www.pgecorp.com

- Please use the attached ticket to attend the PG&E Corporation Annual Meeting. -

2006 Annual Meeting Ticket

Ticket for the annual meeting on Wednesday, April 19, 2006, at 10:00 a.m., to be held at the San Ramon Valley Conference Center, 3301 Crow Canyon Road, San Ramon, California. Doors open at 9:00 a.m. You may bypass the shareholder registration area and present this ticket at the entrance to the meeting room.

(See reverse side for additional information.)

The undersigned hereby appoints Peter A. Darbee and Linda Y.H. Cheng, or either of them, proxies of the undersigned, with full power of substitution, to vote the stock of the undersigned at the annual meeting of shareholders of PG&E Corporation, to be held at the San Ramon Valley Conference Center, 3301 Crow Canyon Road, San Ramon, California, on Wednesday, April 19, 2006, at 10:00 a.m., and at any adjournment or postponement thereof, as indicated on this proxy card, and in their discretion to the extent permitted by law, upon all motions and resolutions which may properly come before said meeting, adjournments, or postponements thereof.

(Continued, and to be marked, signed, and dated on the reverse side.)

As an alternative to completing and mailing this proxy card, you may submit your proxy and voting instructions over the Internet at http://www.proxyvoting.com/pcg or by touch-tone telephone at 1-866-540-5760 (from anywhere in the United States or Canada). Please have your proxy card in hand when voting over the Internet or by telephone. These Internet and telephone voting procedures comply with California law.

Address Change (Mark the corresponding box on the reverse side)

- If you are not submitting your proxy over the Internet or by telephone, please detach here and mail this proxy card in the enclosed envelope. -

ANNUAL MEETING OF SHAREHOLDERS

To be held at: San Ramon Valley Conference Center 3301 Crow Canyon Road San Ramon, California April 19, 2006, at 10:00 a.m.

- Please use the attached ticket to attend the PG&E Corporation Annual Meeting. -

There is free parking at the San Ramon Valley Conference Center.

Note: Shareholders will be asked to present valid photo identification, such as a driver's license or passport, before being admitted to the meeting. Cellular telephones and pagers must be turned off prior to entering the meeting. Cameras, tape recorders, and other electronic recording devices will not be allowed in the meeting, other than for PG&E Corporation purposes. A checkroom will be available. For your protection, all briefcases, purses, packages, etc., will be subject to inspection as you enter the meeting. No items will be allowed into the meeting that might pose a safety or security risk. We regret any inconvenience this may cause.

Real-time captioning services and assistive listening devices will be available for the hearing impaired. Please contact an usher at the meeting if you wish to be seated in the real-time captioning section or require an assistive listening device.

VOTING INSTRUCTIONS TO THE TRUSTEE—2006	Please Mark Here for Address Change	☐
SEE REVERSE SIDE

PG&E CORPORATION DIRECTORS RECOMMEND A VOTE FOR MANAGEMENT ITEMS 1 and 2.

	FOR ALL	WITHHOLD FOR ALL		FOR	AGAINST	ABSTAIN
ITEM 1. ELECTION OF DIRECTORS	☐	☐	ITEM 2. RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐
NOMINEES ARE:
01-David R. Andrews, 02-Leslie S. Biller, 03-David A. Coulter, 04-C. Lee Cox, 05-Peter A. Darbee, 06-Maryellen C. Herringer, 07-Mary S. Metz, 08-Barbara L. Rambo, 09-Barry Lawson Williams
WITHHOLD vote only for:

PG&E CORPORATION DIRECTORS RECOMMEND A VOTE AGAINST SHAREHOLDER ITEMS 3 and 4.
				FOR	AGAINST	ABSTAIN
ITEM 3. POISON PILL				☐	☐	☐
				FOR	AGAINST	ABSTAIN
ITEM 4. INDEPENDENT BOARD CHAIRMAN				☐	☐	☐

Signature	Signature	Date

If you are signing for the shareholder, please sign the shareholder's name and your name, and specify the capacity in which you act.

- If you are not submitting your voting instructions over the Internet or by telephone, please detach here and mail this card in the enclosed envelope. -

Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week

VOTING INSTRUCTIONS SUBMITTED OVER THE INTERNET, BY TELEPHONE, OR BY MAIL MUST BE
RECEIVED BY 11:59 P.M., EASTERN TIME, ON MONDAY, APRIL 17,2006.

PRIOR TO SUBMITTING YOUR VOTING INSTRUCTIONS, READ THE ACCOMPANYING JOINT PROXY STATEMENT AND THE ABOVE PROXY CARD.

Internet http://www.proxyvoting.com/pcg		Telephone 1-866-540-5760		Mail
Use the Internet to submit your voting instructions. Have the above voting instruction card in hand when you access the web site.	OR	Use any touch-tone telephone in the U.S. or Canada to submit your voting instructions. Have the above voting instruction card in hand when you call.	OR	Mark, sign, and date your voting instruction card and return it in the enclosed postage-paid envelope.

If you submit your voting instructions over the Internet or by telephone, you do NOT need to return your voting instruction card.

(See reverse side for additional information.)

PG&E CORPORATION
RETIREMENT SAVINGS PLAN AND RETIREMENT SAVINGS PLAN FOR
UNION REPRESENTED EMPLOYEES
VOTING INSTRUCTIONS TO THE TRUSTEE—2006

TO FIDELITY MANAGEMENT TRUST COMPANY, TRUSTEE:

Pursuant to the provisions of the PG&E Corporation Retirement Savings Plan and Retirement Savings Plan for Union Represented Employees, you are instructed to vote the shares of PG&E Corporation common stock credited to my Plan account as of February 21, 2006, at the annual meeting of shareholders of PG&E Corporation to be held on April 19, 2006, and at any adjournment or postponement thereof, as indicated on this voting instruction card, and upon all motions and resolutions which may properly come before said meeting, adjournments, or postponements thereof.

(Continued, and to be marked, signed, and dated on the reverse side.)

TO PARTICIPANTS IN THE RETIREMENT SAVINGS PLAN AND RETIREMENT SAVINGS PLAN FOR UNION REPRESENTED EMPLOYEES:

If you sign but do not otherwise complete the card, you will be instructing the Trustee to vote all shares in accordance with the recommendations of the PG&E Corporation Board of Directors.

Address Change (Mark the corresponding box on the reverse side)

- If you are not submitting your voting instructions over the Internet or by telephone, please detach here and mail this card in the enclosed envelope. -

TO PARTICIPANTS IN THE RETIREMENT SAVINGS PLAN AND RETIREMENT SAVINGS PLAN FOR UNION REPRESENTED EMPLOYEES:

As a participant, you are entitled to direct the Trustee how to vote the shares of PG&E Corporation common stock allocated to your account. The above voting instruction card is provided for your use in giving the Trustee confidential instructions to vote stock held in your Plan account at PG&E Corporation's annual meeting of shareholders on April 19, 2006. You have one vote for each share of PG&E Corporation common stock credited to your account as of February 21, 2006. Enclosed is a Joint Proxy Statement which sets forth the business to be conducted at the meeting. Please mark your instructions on the above card and sign, date, and return it in the enclosed postage-paid envelope. As an alternative to completing and mailing the card, you may submit your voting instructions over the Internet at http://www.proxyvoting.com/pcg or by touch-tone telephone at 1-866-540-5760 (from anywhere in the United States and Canada). Please have your voting instruction card in hand when submitting your voting instructions over the Internet or by telephone. These Internet and telephone voting procedures comply with California law. Stock in your Plan account for which the Trustee has not received voting instructions will not be voted by the Trustee. Participants who also own stock outside the Plan will receive a separate proxy or voting instruction card for those shares.

Your proxy is solicited on behalf of the PG&E Corporation Board of Directors. Unless contrary instructions are given below, the designated proxies will vote the PG&E Corporation shares for which they hold proxies FOR Items 1 and 2 and AGAINST Items 3 and 4.	Please Mark Here for Address Change	☐
SEE REVERSE SIDE

PG&E CORPORATION DIRECTORS RECOMMEND A VOTE FOR MANAGEMENT ITEMS 1 and 2.

	FOR ALL	WITHHOLD FOR ALL		FOR	AGAINST	ABSTAIN
ITEM 1. ELECTION OF DIRECTORS	☐	☐	ITEM 2. RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐
NOMINEES ARE:
01-David R. Andrews, 02-Leslie S. Biller, 03-David A. Coulter, 04-C. Lee Cox, 05-Peter A. Darbee, 06-Maryellen C. Herringer, 07-Mary S. Metz, 08-Barbara L. Rambo, 09-Barry Lawson Williams
WILL ATTEND
WITHHOLD vote only for:			If you plan to attend the Annual Meeting, please mark the Will Attend box			☐

PG&E CORPORATION DIRECTORS RECOMMEND A VOTE AGAINST SHAREHOLDER ITEMS 3 and 4.
				FOR	AGAINST	ABSTAIN
ITEM 3. POISON PILL				☐	☐	☐
				FOR	AGAINST	ABSTAIN
ITEM 4. INDEPENDENT BOARD CHAIRMAN				☐	☐	☐

Signature	Signature	Date

If you are signing for the shareholder, please sign the shareholder's name and your name, and specify the capacity in which you act.

The undersigned hereby appoints Peter A. Darbee and Linda Y.H. Cheng, or either of them, proxies of the undersigned, with full power of substitution, to vote the stock of the undersigned at the annual meeting of shareholders of PG&E Corporation, to be held at the San Ramon Valley Conference Center, 3301 Crow Canyon Road, San Ramon, California, on Wednesday, April 19, 2006, at 10:00 a.m., and at any adjournment or postponement thereof, as indicated on this proxy card, and in their discretion to the extent permitted by law, upon all motions and resolutions which may properly come before said meeting, adjournments, or postponements thereof.

(Continued, and to be marked, signed, and dated on the reverse side.)

As an alternative to completing and mailing this proxy card, you may submit your proxy and voting instructions over the Internet at http://www.proxyvoting.com/pcg or by touch-tone telephone at 1-866-540-5760 (from anywhere in the United States or Canada). Please have your proxy card in hand when voting over the Internet or by telephone. These Internet and telephone voting procedures comply with California law.

Address Change (Mark the corresponding box on the reverse side)